                                                                    EXHIBIT 10.1

This Agreement was prepared by Morton & Company, Barristers & Solicitors, acting on behalf of Brothers Oil & Gas, Inc. It is recommended that Newlands Oil & Gas Inc. obtain independent legal advice with respect to the provisions contained herein.

                EXPLORATION CONVEYANCE AND ASSIGNMENT AGREEMENT

THIS AGREEMENT made as of the 1st day of March, 1999.

BETWEEN:

     BROTHERS OIL & GAS, INC., duly incorporated under the laws of British Columbia and having a head office at 145 Tyee Drive, Suite 1536, Point Roberts, Washington 98281-9602.

     (hereinafter referred to as "Brothers")
                                                            OF THE FIRST PART
                                    - and -

     NEWLANDS OIL & GAS INC., duly incorporated under the laws of British Columbia and having a head office at Suite 604 - 750 West Pender Street, Vancouver, B.C. V6C 2T7.

     (hereinafter referred to as "Newlands")
                                                            OF THE SECOND PART
     WHEREAS:

     A. Brothers has entered into a joint operating agreement dated December 1, 1998 (the "Operating Agreement") with Production Specialties Company as Operator, and Celsius Energy Company ("Celsius") Vaughan Exploration, Inc., Sunset Exploration, Inc., Bobsac, LLC, Vaughan Production Company, and Brothers as Non-Operators (all of the parties to the Operating Agreement other than Production Specialties Company, collectively referred to as the "Participants"), attached hereto as Schedule "A";

     B. The Participants have entered into an Exploration Agreement dated December 1, 1998 (the "Exploration Agreement") with Celsius, whereby Celsius can acquire a 50% interest in certain oil and gas leases, options to lease and seismic options (the "Lands"), more particularly described in Exhibit "A" the Exploration Agreement which is attached hereto as Schedule "B";

     C. Pursuant to the Exploration Agreement Brothers is entitled to acquire a 10% working interest ("Brothers' Interest") in the Lands; and

     D. Brothers has agreed to grant an option to Newlands to earn an interest in Brothers' Interest in the Lands.

     NOW THEREFORE in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties acknowledge and agree to the following:

1. (a) Brothers hereby grants to Newlands the option (the "Option") to earn 70% of Brothers' Interest (the "Assigned Interest") in and to the Lands in consideration for Newlands paying to Brothers 100% of Brothers' portion of the total seismic and land acquisition costs (the "Option Purchase Price") within the Leasing Area described in Exhibit "A" to the Exploration Agreement, subject only to the respective terms and conditions of the Exploration Agreement;

     (b) Brothers acknowledges that it has received US$50,000 (the "Initial Option Payment") from Newlands on account of the Option Purchase Price as of the date of the execution of this Agreement;

     (c) Brothers acknowledges that the estimated Option Purchase Price as at the date of this Agreement is US$83,000; and

     (d) Newlands shall pay the balance owing (the "Final Option Payment") to Brothers, being the difference between the Option Purchase Price and the Initial Option Payment by 12:00 noon, Vancouver Time, on March 30, 1999.

2.   Brothers and Newlands acknowledge that:

     (a)  Allen Sewell is a director of both Brothers and Newlands;
     (b) Graeme Sewell is a director of Newlands and his children have an interest in Brothers; and
     (c) with respect to this Agreement, Allen Sewell and Graeme Sewell will represent Brothers and both will abstain from voting in their capacity as directors of Newlands.

3. Newlands acknowledges that the Participants have entered into the Exploration Agreement with Celsius.

4.   Newlands and Brothers agree that:

     (a) upon receipt by Brothers of a request for payment (the "Payment Request") for drilling a particular well in accordance with the terms of the Operating Agreement, Brothers will make a written request (the "Notice") to Newlands to pay to Brothers 100% of the amount set out in the Payment Request;

     (b) If Newlands does not pay to Brothers the amount set out in the Notice within 15 days of receipt of the Notice, Newlands will have no rights with respect to the well contemplated in the Payment Request;

     (c) If Newlands receives a Notice from Brothers in connection with the first exploratory well (the "Initial Test Well") on a prospect within the Lands and Newlands makes the payments set out in the Notice then Newlands shall:

          (i) earn the Assigned Interest in the well contemplated in the Payment Request; and
          (ii) have the option to participate in the drilling of subsequent wells ("Development Wells") on that prospect;

     (d) If Newlands receives a Notice from Brothers with respect to an Initial Test Well and elects not to participate in the drilling of that well, Newlands shall not have the right to participate in the drilling of Development Wells on that prospect. However, Newlands shall retain its right to participate in the drilling of Initial Test Wells and Development Wells on future prospects within the Lands as provided in paragraph 4(c) above;

     (e) If Newlands receives a Notice from Brothers in connection with a Development Well on a prospect within the Lands and Newlands makes the payments set out in the Notice then Newlands shall:

          (i) earn the Assigned Interest in the Development Well contemplated in the Payment Request; and
          (ii) have the option to participate in the drilling of further Development Wells on that prospect; and

     (f) with respect to any Notice, Brothers will give to Newlands all information at its disposal related to same in order to assist Newlands in determining whether or not it wishes to pay the amount set out in the Payment Request.

5. If Newlands fails to meet any obligations hereunder, Newlands acknowledges that its failure to do so shall in no way effect Brothers' right to participate at its option and in its sole discretion in accordance with the Operating Agreement.

6. If for any reason Newlands does not pay the Final Option Payment, then Brothers may, at its sole option, terminate this Agreement and retain the Initial Option Payment from Newlands as liquidated damages. In consideration for the foregoing, Brothers hereby waives any and all other remedies it may have as against Newlands for Newlands' failure to pay the balance owing on the Purchase Price.

7. Brothers acknowledges that Newlands may enter into an agreement with another party to assist Newlands to finance its obligations herein. Brother agrees that if such other party is a company whose shares are listed on a stock exchange or traded on a dealer network or bulletin board, that Brothers has the right, not to be unreasonably withheld, but not the obligation, to amend the terms of this agreement in order to comply with the requirement of such regulatory authorities as may govern that company.

8. All payments to be made herein shall be forwarded by bank draft or certified cheque to Brothers or to such other parties as Brothers shall direct, such direction to be in writing.

9. In no event shall Brothers be responsible or liable for the failure of any Test Well or any further wells to produce oil or gas for any reason whatsoever.

10. Newlands acknowledges receipt of such independent geological and other project information as Newlands requires to inform and satisfy Newlands of the risks and financial obligations associated with entering into this Agreement.

11. This Agreement contains the complete and entire agreement between the parties hereto with respect to the matters contained herein and cannot be varied except by written agreement.

12. Except as otherwise provided herein, nothing in this Agreement shall be construed as creating a partnership, association or trust of any kind or as imposing upon any of the parties any partnership duty, liability, disability or obligation.

13. Information with respect to the geology, exploration, development and possible production from the Lands and other factors bearing upon the evaluation thereof shall be treated as confidential. Such confidential information may only be disclosed by a party to its affiliates, associates, agents, contractors and employees and only to the extent required for the proper performance of their work and each of the parties hereto shall exercise all appropriate precautions and impose all appropriate safeguards to avoid improper disclosure of confidential information by such affiliates, associates, employees, agents or contractors, or as required by law.

14. All notices which are required or authorized to be given herein shall be given by post, addressed to the party to whom such notice is given at the addresses first shown above.

15. If a party is prevented from or delayed in incurring any of its obligations or carrying out any programs required under this Agreement by a cause beyond its reasonable control (other than its own lack of funds), as long as the party complies with the provisions of this section, such delay or failure to act will not constitute a breach of this agreement. A cause beyond a party's reasonable control will include, but not be limited to, acts of God, fire, floods, explosions, labour disputes, strikes, threats of imminent strike, lockouts or other industrial disturbances, plant breakdowns or failure of operating equipment, interruptions or delays in transportation, war, insurrection or mob violence, nationalization, laws, rules and regulations or orders of any duly constituted governmental authority or non-availability of labour, equipment or materials.

16. Except as otherwise provided in this Agreement, and without application to the Option Purchase Price, where a default has occurred, a non-defaulting party may provide written notice to the defaulting party specifying the default. If within 30 days (or, if the default cannot reasonably be cured within 30 days, within such period as may reasonably be required to cure the default) after the giving of notice of default by the non-defaulting party, the defaulting party has failed to cure the default, the non-defaulting party will then be entitled to seek any remedy it may have on account of the default. The defaulting party will not lose any rights under this Agreement, nor shall the Agreement terminate upon notice of the default being given by the non-defaulting party.

17.  Time shall be of the essence of this Agreement.

18. Upon the written request of any of the parties, the other parties agree to furnish such additional further assurances or documents as may be reasonably necessary to carry out the intent, purposes and terms of this Agreement.

19. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, permitted assigns, heirs, administrators and legal representatives.

20.  All reference to dollars in this Agreement shall be in US currency.

21. This Agreement, and all rights and obligations hereunder may not be assigned, in whole or in part without the written consent of Brother's, such consent not to be unreasonably withheld. This Agreement, and all rights and obligations hereunder may be assigned, in whole or in part, by Brother's without the consent of Newlands. Any assignment of interest by Newlands or Brother's under this Agreement shall be made expressly subject to this Agreement and shall require the assignee to agree in writing to assume all of the obligations of Brother's or Newlands as the case may be and as they relate to the interest assigned.

22. Waiver of any provisions herein by any party hereto shall not be construed as a waiver of any other provisions or terms of this Agreement.

23. This Agreement may be executed in counterparts which may be delivered by facsimile. Each executed counterpart shall be deemed to be an original and all such counterparts when read together constitute one and the same instrument.

24. The laws of British Columbia shall govern the validity, enforcement and interpretation of this Agreement. The parties hereby agree that the exclusive venue for any legal action arising out of this Agreement shall be in Vancouver, British Columbia.

25. This Agreement contains the complete and entire agreement between the parties hereto with respect to the matters contained herein and cannot be varied except by written agreement.

Brothers Oil and Gas Inc.

per: By /s/ Michael Sewell, Director
     -------------------------------
     Authorized Signatory

                                         Agreed to and accepted this
                                         1st day of March, 1999.
                                         Newlands Oil & Gas Inc.

                                         By /s/ Negar Towfigh, Director
                                         ------------------------------
                                         Authorized Signatory

                             EXPLORATION AGREEMENT
                             ---------------------

                                TRAVIS PROSPECT

                           SOLANO COUNTY, CALIFORNIA

     THIS AGREEMENT, made and entered into effective as of the 1st day of December, 1998, by and between CELSIUS ENERGY COMPANY, hereinafter referred to as "Celsius", and VAUGHAN EXPLORATION, INC., hereinafter referred to as "Vaughan", SUNSET EXPLORATION, INC., hereinafter referred to as "Sunset", BOBSAC, LLC, hereinafter referred to as "BOBSAC", BROTHERS OIL & GAS, hereinafter referred to as "Brothers", PRODUCTION SPECIALTIES COMPANY, hereinafter referred to as "PSC" and VAUGHAN PRODUCTION COMPANY herein-after referred to as "VPC". Celsius, Vaughan, Sunset, BOBSAC, Brothers, PSC, and VPC shall hereinafter be referred to collectively as "The Parties";

     W I T N E S S E T H, That,

     WHEREAS, the Parties have identified an area ("Contract Area") in Solano County, California as outlined and described in Exhibit "A", attached hereto and made a part hereof, which the Parties believe to be prospective for oil and gas exploration and production; and

     WHEREAS, the Parties have obtained certain oil and gas leases, options to lease and seismic options as to certain lands within the Contract Area and the Parties anticipate that additional oil and gas leases, options and other agreements may be obtained in the future covering portions of the Contract Area; and

     WHEREAS, the Parties have reached an agreement with respect to certain matters concerning the ownership of leases and other interests within the Contract Area and their future exploration, development and operation;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.   CONVEYANCE AND ASSIGNMENT BY VAUGHAN AND SUNSET TO CELSIUS:
     ----------------------------------------------------------

     Vaughan and Sunset represent that they control certain oil and gas leasehold interests in lands hereinafter referred to as "Vaughan and Sunset Acreage", and more specifically described in Exhibit "B", attached hereto and made a part hereof.

     1.1. Vaughan and Sunset hereby agree to assign and convey to Celsius an undivided 50% working interest in and to the Vaughan and Sunset Acreage, as to all depths, subject to all existing royalty, overriding royalty and other burdens and, in addition, reserving to Vaughan and Sunset a proportionately reduced 2% of 8/8ths overriding royalty interest; provided however, in no event shall less than a 78% net revenue interest, proportionately reduced by the interest assigned, be delivered to Celsius. The working interest and net revenue interest of Vaughan and Sunset in and to the Vaughan and Sunset Acreage, as shown in Exhibit "B", are correct as to the best information and knowledge of Vaughan and Sunset. However, Vaughan and Sunset make no express or implied representation or warranty of any kind as to their title, except by through and under Vaughan and Sunset, or the quantums of their interests in and to the Vaughan and Sunset Acreage and hereby disclaim any and all such other implied or express representations or warranties.

     1.2. Vaughan and Sunset shall provide Celsius, and the other Parties that so request, with copies of all original leases, lease options, seismic options, title information, lease files, and other documentation pertaining to the Vaughan and Sunset Acreage. Vaughan and Sunset make no representation or warranty as to the completeness or accuracy of any of the documentations or information provided to the Parties.

     1.3. Subject to review and approval of title by Celsius, Celsius will reimburse Vaughan and Sunset for 66.66% of the actual lease bonus, lease options, seismic options, brokerage and other direct acquisition costs payable to third parties expended by Vaughan and Sunset as of the effective date hereof in acquisition of the leases and options described on Exhibit "B" attached hereto, and for any other leases that Celsius elects to acquire under the provision of
           Section 2 (AMI) below, up to a total gross expenditure to Vaughan and Sunset (8/8ths) for bonus, brokerage and other acquisition costs (not including subsequent lease rentals) of Four Hundred and Twenty Five Thousand Dollars ($425,000). Upon receipt of payment, Vaughan and Sunset will make an assignment to Celsius as provided in Section 1.1 hereof.

           Until such time as the above $425,000 gross expenditure has been made by Vaughan and Sunset, the provisions of Section 2 (Area of Mutual Interest) below shall not apply with respect to Celsius, but instead it shall be mandatory that Celsius reimburse Vaughan and Sunset for 66.67% of the actual lease bonus, seismic options, brokerage and other acquisition costs expended by Vaughan and Sunset in the acquisition of additional oil and gas leases within the Contract Area which are assigned to Celsius. Any additional Oil and Gas interests acquired (after the $425,000 gross expenditure has been made) will be subject to the terms of paragraph 2 (AMI), below. The payment made by Celsius to Sunset and Vaughan pursuant to the Letter

           Agreement dated December 21, 1998 shall be applied towards the total payment due by Celsius to Vaughan and Sunset.

2.   AREA OF MUTUAL INTEREST:
     -----------------------

     An Area of Mutual Interest, (hereinafter referred to as "AMI"), is hereby created by and between the Parties and shall cover the Contract Area as outlined on Exhibit "A".

     Such AMI shall extend from December 1, 1998 until December 31, 2002, at which time the rights, obligations and provisions of this Article shall terminate. If during the term of the AMI, any Party acquires, directly or indirectly, any lease or any oil and gas working interest, operating interest, overriding royalty interest or mineral interest, not previously offered pursuant to the terms of this AMI, including, but not limited to, Farmout Agreements, Farmout Option Agreements, acreage or cash contributions, or any other agreement or document through which such Party acquires or has the contractual right to acquire an interest or right in the oil and gas underlying or to be produced from any of the lands within the AMI, or in or to be produced from lands outside the AMI as a result of operations on and in the AMI lands (hereinafter referred to as an "Acquired Interest"), the acquiring Party shall offer in writing, to the non-acquiring Parties within thirty (30) days of acquisition, an interest in the Acquired Interest under the identical terms and conditions by which the acquiring Party acquired the Acquired Interest. Subject to the provisions of Section 9 hereof, the interest shall be offered to the non-acquiring Parties, ("Offerees") in the following percentages:

               CELSIUS                                           50%
               SUNSET                                          12.5%
               BOBSAC                                          12.5%
               BROTHERS                                        10.0%
               VAUGHAN                                          5.0%
               PSC                                              5.0%
               VPC                                              5.0%
                                                          ---------
                         Total:                               100.0%

     The acquiring party shall attach a statement of the cost and terms of such acquisition and all relevant information in the possession of such party in connection with the Acquired Interest including but not limited to title information and lease assignment documents. Each Offeree shall have a thirty (30) day period from the receipt of written notice of such acquisition in which to notify the Acquiring Party (in writing) whether or not it elects to participate therein.

     Promptly after its receipt of an affirmative election to participate in the Acquired Interest, the acquiring Party shall invoice each participating Offeree for its proportionate share of the acquisition costs of the Acquired Interest. Each participating Offeree shall, within fifteen (15) days after its receipt of an invoice, reimburse the acquiring Party for participating Offeree's share of the acquisition costs. Upon receipt of such reimbursement, the acquiring Party shall execute and deliver an appropriate assignment to each participating Offeree covering the Offeree's proportionate share of the Acquired Interest. Any assignment made by the acquiring Party shall be free of any burdens placed thereon by the acquiring Party, except as provided herein. Failure of an Offeree to notify the acquiring Party (in writing) within the aforesaid thirty (30) day period shall be deemed an election not to participate. In the event the Acquired Interest is in the form of an agreement whereby such Acquired Interest may be earned by conducting the drilling of a well or other operation on lands lying within the AMI, then for any participating Offeree to be entitled to receive its proportionate share of the interest earned by conducting the drilling of the well or other operations within the AMI, said participating Offeree must fully pay its proportionate share of all costs and expenses of such drilling or other operation.

     Vaughan and Sunset shall be entitled to a 2% of 8/8ths overriding royalty interest in and to all leases, oil and gas working interests, operating interests or mineral interests acquired within the AMI during the term of the AMI, or acquired within lands outside the AMI as a result of operations within the AMI during the term of the AMI, provided however, in no event shall less than a 78% net revenue interest, proportionately reduced by the interest assigned, be delivered to the other Parties. Said overriding royalty shall not apply to the wellbores that are producing, or capable of producing, if any, in existence at the time of an acquisition. Such overriding royalty interest of Vaughan and Sunset shall be subject to proportionate reduction in the event that any such acquired lease, oil and gas working interest, operating interest or mineral interest is less than one hundred percent (100%). The overriding royalty interest of Vaughan and Sunset shall apply to any lease, oil and gas working interest, operating interest or mineral interest acquired by Vaughan and Sunset or any other Party to this Agreement in lands within the AMI, or in lands outside of the AMI as a result of operations within the AMI during the term of the AMI. If the lease, oil and gas working interest, operating interest or mineral interest giving rise to the overriding royalty is acquired by Vaughan and Sunset, then Vaughan and Sunset shall reserve its overriding royalty in any assignment(s) or transfer(s) to be made to the other Parties to this Agreement pursuant to the provisions of this Section 2. On the other hand, if the lease, oil and gas working interest, operating interest or mineral interest giving rise to the overriding royalty of Vaughan and Sunset is acquired by a Party(s) to this Agreement other than Vaughan and Sunset, then the Party(s) acquiring the interest and all Offerees participating in the interest pursuant to the provisions of this Section 2 shall convey the appropriate overriding royalty to Vaughan and Sunset upon demand of Vaughan and Sunset. Vaughan and Sunset shall be entitled to their overriding royalty whether or not Vaughan and Sunset acquired the lease, oil and gas working interest, operating interest or mineral interest giving rise to the overriding royalty, and whether or not Vaughan and Sunset elects to participate, pursuant to the terms of this Section 2, in any lease, oil and gas working interest, operating interest or mineral interest acquired by any other Party(s) to this Agreement within the AMI or in lands outside the AMI as a result of operations within the AMI.

     Any acreage within the AMI in which the Parties hereto elect to participate under this Section shall be governed by the Joint Operating Agreement provided for in Section 11.1 hereof.

3.   PROSPECT FEE AND CONSULTING  SERVICES:
     -------------------------------------

     Celsius will pay Vaughan and Sunset, jointly, a prospect fee of Two Hundred and Seventy-Five Thousand Dollars ($275,000.00) within three (3) days of the execution of this Agreement by all Parties and an additional prospect fee of Two Hundred and Seventy-Five Thousand Dollars ($275,000.00) will be paid by Celsius to Vaughan and Sunset, jointly, on or before January 22, 1999 or such later date as may be mutually acceptable if Celsius has the right to defer payment pursuant to Section 4 below. As partial consideration for the prospect fee Vaughan agrees to provide geological and geophysical consulting services, as reasonably requested by Celsius, within the Contract Area free of additional cost to Celsius during the term of the AMI. The purpose of such consulting services is to provide Celsius with viable, economic drilling prospects in a timely manner.

4.   GEOPHYSICAL DATA:
     ----------------

     Sunset and/or Vaughan have, or will, obtain a license to a minimum of 50 square miles of 3-D seismic data ("3-D data") covering the Contract Area and lands contiguous to the Contract Area, including a portion of the Denverton Creek Field, from Western Geophysical. Celsius shall have the right to defer the second payment of the prospect fee provided for in paragraph 3 above, if all of the 3-D data is not obtained by January 22, 1999, for so long as is necessary for Vaughan and/or Sunset to obtain such license. If less than 50 square miles of 3-D seismic data is obtained by Sunset and/or Vaughan, the total prospect fee shall be adjusted downward proportionately and the second payment shall be reduced accordingly. It is understood that Sunset and/or Vaughan will retain ownership of the 3-D data license and data and will both maintain a working interest in all leases obtained within the Contract Area during the entire term of the AMI pursuant to the provisions of Section 2.

     4.1 Vaughan and Sunset warrant that they have obtained written evidence from Western Geophysical, that they have the right under the data license agreement for the 3-D data to show Celsius and the other working interest owners the applicable portions of the 3-D data necessary to encourage participation in specific well proposals made under this agreement. Vaughan and Sunset shall indemnify, defend and hold harmless Celsius against any claim by Western Geophysical, or its successors and assigns, that Vaughan and/or Sunset were prohibited under their license from sharing such portions of the 3-D data with Celsius for such purpose.

     4.2 Vaughan and Sunset warrant that they have obtained the agreement of Western Geophysical to allow Celsius, if desired by Celsius, to purchase a license for the 3-D data, at a cost not to exceed Four Hundred Twelve Thousand Five Hundred Dollars ($412,500.00).

     4.3 Notwithstanding anything to the contrary that may be contained herein, Celsius shall pay fifty percent (50%) of any and all costs and expenses of additional work done by third parties on the 3-D data beyond the final migration such as reprocessing, additional processing (AVO or continuity volumes), and the acquisition and integration of support data for interpretation (E-logs, digitized well data, production data, etc.) to which Celsius gives its prior written consent.

5.   PROSPECT PROPOSALS:
     ------------------

     If any Party desires to propose the drilling of the first exploratory well in a prospect ("Initial Test Well") within the Contract Area, the Party desiring to drill the Initial Test Well ("Proposing Party") shall present such Initial Test Well proposal ("Prospect Proposal") to the other Parties as set forth below:

     5.1 For the purposes of the Agreement, the "Prospect Area" for any Prospect Proposal submitted hereunder shall be limited to a maximum of 2,560 contiguous acres unless all Parties agree to a larger area. All Prospect Areas shall (i) be mutually agreed upon and described using U.S. Governmental survey tracts of not less than quarter-quarter sections; and (ii) honor the geologic and geophysical interpretations in the Prospect Proposal to the maximum extent feasible.

     5.2 Prospect Proposals shall be made in writing and shall be deemed delivered as of its receipt by the reviewing Parties. All Prospect Proposals shall contain the following:

          (a) A geoscience summary which includes all geological and geophysical interpretations, maps and cross-sections (including any of such items that exist in digital form) utilized by the Proposing Party to develop the Test Well Proposal (except any data that may be restricted by third party contract).

          (b) A land summary which includes a land map illustrating the proposed Prospect Area and a schedule of all oil and gas leases, including mineral and working interest ownership . In the event that the Prospect Area encompasses lands both inside and outside the AMI, then the Proposing Party shall also provide a schedule of all oil and gas leases, including mineral and working interest ownership, to be acquired within (or outside) the Prospect Area and the actual or proposed terms and conditions thereof.

          (c) The Initial Test Well drilling summary which includes an Initial Test Well drilling and completion AFE, drilling program, open hole evaluation plan and well prognosis.

          (d) A reservoir engineering summary which includes estimated (i) pay thickness; (ii) areal extent of the reservoir; (iii) reservoir porosity and permeability; (iv) reservoir pressure; and (v) anticipated hydrocarbon recovery factors for each prospective zone.


6.   INITIAL TEST WELL PARTICIPATION ELECTIONS:
     -----------------------------------------

     Upon receipt of a Prospect Proposal and all the information described in Sections 5.1 and 5.2 above, the reviewing Parties shall each have thirty
     (30) calendar days in which to make individual elections to participate or not to participate in the Initial Test Well in the Prospect Area. In the event a reviewing Party fails to deliver its written election to participate to the Proposing Party within such time frame, said reviewing Party shall be deemed to have elected not to participate in the Initial Test Well.

7.   PROSPECT PARTICIPATION:
     ----------------------

     7.1 Any party electing not to participate in the drilling of an Initial Test Well as to its full working interest shall Farmout its entire interest in the Initial Test Well and all of its oil and gas leasehold interest(s), mineral interest(s) and other interests within the boundaries of the Prospect Area containing the Initial Test Well pursuant to the terms of Section 8 below.

     7.2. The Parties electing to participate in the drilling of an Initial Test Well shall be entitled to participate in any Farmout pursuant to
           Section 7.1 above and Article 8 below on a pro rata basis. In the event that any Party electing to participate in the drilling of an Initial Test Well does not elect to participate in the Farmout, and
                                  ---
           the other participating Parties in the Initial Test Well do not elect to take all of the available Farmout interest on a pro rata basis, then the Parties electing to participate in the Initial Test Well shall have a period of thirty (30) calendar days within which to obtain one or more third parties to join in the Farmout to the extent of the available Farmout interest. Such one or more third parties must be acceptable to Celsius, or Operator, as defined and provided for in Article 11 below, if Celsius is not participating in the Initial Test Well. Celsius or Operator may not withhold consent unreasonably. Subject to the commitment of the Parties (or third parties which are acceptable to Celsius, or Operator, if Celsius is not participating in the well) to assume one hundred percent (100%) of the working interest in the Initial Test Well, either pursuant to their participating interests as provided for in the Agreement or pursuant to one or more Farmouts as called for in Section 7.1 above and Article 8 below, Operator shall commence the drilling of the Initial Test Well within ninety (90) days after such assumption of one hundred percent (100%) of the working interest in the Initial Test Well is complete.

     7.3. In addition to the duties specified in the Joint Operating Agreement provided for in Section 11 below, Operator shall notify the parties when the material and equipment for the drilling of said Initial Test Well is moved to the location, and when actual drilling is commenced. After actual drilling has been commenced, and until said well has been completed as a producer or plugged and abandoned as a dry hole, Operator shall furnish to the parties daily reports as to the progress of drilling, testing and completing, as well as any and all other information reasonably requested by the parties relative to the progress of said well. If said well proves to be capable of producing oil or gas in commercial quantities, it shall be equipped for production by the Operator. If said well proves to be incapable of producing oil or gas, Operator shall plug same in accordance with all applicable state and federal laws, rules and regulations, and shall take such action as may be necessary to restore the surface of the well site to its original condition insofar as practicable. If, as a result of encountering impenetrable substances or other conditions, including geologic information, which render further drilling impracticable, Operator shall discontinue drilling the well and shall have the right and option, but not the obligation, of drilling a Substitute Well at a legal location in the same quarter section in which the Initial Test Well was drilled. The procedures of Sections 5 and 6 above and of this Section 7 shall govern the notice, right, option, election, drilling and completing or abandonment of any Substitute Well, just as if the Substitute Well were to be an Initial Test Well, except that only Parties to this Agreement that participated in the Initial Test Well and third parties that participated in the Initial Test Well shall be entitled to participate in the Substitute Well, unless all such participating Parties and third parties agree otherwise. If Operator and Non-Operator(s) so elect, Operator shall commence the actual drilling of said Substitute Well no later than sixty (60) days following the abandonment of drilling operations of the Initial Test Well. Said Substitute Well shall be drilled in a manner and to the depth set forth for the original Initial Test Well. If said Substitute Well is commenced, drilled and completed by Operator as herein provided, Operator and Non-Operators shall be deemed to have complied with the terms and provisions of this Agreement to the same extent as if the Initial Test Well had been commenced, drilled and completed in conformity herewith. Each reference herein to the Initial Test Well shall include any Substitute Well therefore.

     7.4. All operations for the Initial Test Well or Substitute Well, including without limitation, any proposed completion or abandonment thereof, shall be governed by the provisions of the Joint Operating Agreement provided for in Article 11 below..

8.   FARMOUT PROVISIONS:
     ------------------

     If any Party hereto does not elect to participate in the drilling of an Initial Test Well in a Prospect Area as to its full working interest, that party shall support the drilling of said well with a Farmout in lieu of non-consent under the following general terms and conditions:

     Subject to the provisions of this Agreement and the Joint Operating Agreement provided for in Section 11 below, Operator shall commence the drilling of the Initial Test Well or Substitute Well at a location specified in the Prospect Proposal within the boundaries of the Prospect Area and drill same to the "Required Depth" as specified in the Prospect Proposal.

     As support for drilling the Well, the non-participating Party(s) ("Farmor") agrees/agree to farmout all of its/their right, title and interest in, under, or derived from the oil and gas leases, mineral rights and/or other interests insofar as they relate to the lands within the Prospect Area containing the Initial Test Well. Such leases, mineral rights and/or the interests and lands shall hereinafter be referred to as the "Farmout Acreage".

     By drilling the Initial Test Well or Substitute Well to the Required Depth and completing the same as a well capable of producing oil and/or gas in commercial quantities, the participating Party or Parties ("Farmee"), including Parties to this Agreement and third parties, if any, shall earn an assignment of seventy percent (70%) of Farmor's working interest in the Farmout Acreage, subject only to existing leasehold burdens as of the date of this Agreement. In addition, Farmor shall relinquish to Farmee, and Farmee shall own and be entitled to receive, one hundred percent (100%) of Farmor's working interest in the Initial Test Well or Substitute Well, the material and equipment appurtenant thereto, and Farmor's working interest share of production therefrom; subject to the reservation by Farmor of a proportionately reduced overriding royalty interest equal to the difference between existing burdens and seventeen and one-half percent (17.5%) of 8/8ths, however in no event less than 2% of 8/8ths proportionately reduced, which overriding royalty interest may be converted at Payout (as defined in the formal Farmout Agreement hereinafter provided for), at each Farmor's option, to a proportionately reduced thirty percent (30%) working interest in the Initial Test Well or Substitute Well, the material and equipment appurtenant thereto, and production obtained therefrom.

     In the event the Initial Test Well or Substitute Well is plugged and abandoned as a dry hole after reaching the Required Depth, Farmor shall assign to Farmee seventy percent (70%) of its working interest in the Farmout Acreage, subject only to existing leasehold burdens as of the date of this Agreement or as provided for herein.

     All earning under this Section shall be limited in depth from the surface of the earth to the stratigraphic equivalent of 100' below the total depth drilled in the Initial Test Well or Substitute Well.

     Farmor and Farmee agree to enter into a formal Farmout Agreement prior to spudding the Initial Test Well within each Prospect Proposal utilizing the form of Farmout Agreement, attached hereto as Exhibit "C".


9.   FUTURE ACQUISITIONS IN A PROSPECT AREA AFTER IMPLEMENTATION OF SECTION 8:
     ------------------------------------------------------------------------

     Should any party assign its interest in a Prospect Area pursuant to Section 8 as a result of non-participation in an Initial Test Well or Substitute Well, such non-participating Party will be entitled to participate in any future acquisitions (pursuant to Section 2 herein) in the applicable Prospect Area only as to its "after payout" convertible working interest percentage.

10.  GEOLOGIC REQUIREMENTS:
     ---------------------

     The Parties, regardless of whether they are participating or non-participating parties, shall be entitled to receive all well and production data available to the Operator as soon as such data is available with respect to any Initial Test Well or Substitute Well. All logs, mud logs, test results and other wellbore evaluations shall be conducted in accordance with the proposed Initial Test Well or Substitute Well drilling program submitted with the appropriate Prospect Proposal or Well proposal. The Parties shall have unrestricted access to the rig floor, logging trailer or mud logging trailer at their sole cost, risk and expense to witness drilling, testing, logging or completion operations.

11.  JOINT OPERATING AGREEMENT:
     -------------------------

     PSC shall serve as Operator in a Prospect Area under the terms and conditions of the Joint Operating Agreement provided for below, to the extent it has elected to participate in the drilling of the Initial Test Well or any Substitute Well in the applicable Prospect Area. The interests of the Parties shall be determined based on their elections in each Initial Test Well or Substitute Well proposal.

     In the event PSC elects not to participate in an Initial Test Well or Substitute Well, then Celsius shall have the right, but not the obligation, to act as Operator for the Initial Test Well or Substitute Well and Prospect Area.

     In the event PSC sells or assigns all or part of its interest in the Contract Area, or any well within the Contract Area, Celsius shall have the right to elect to take over as Operator of all of the wells in the Contract Area in which Celsius has a working interest and all future wells, by giving written notice within sixty (60) days of the date Celsius received written notification of the transfer(s) of interest. In addition, if the Parties to this Agreement other than Celsius, which currently own a combined 50% working interest, sell or assign all or portion of their working interest in the Contract Area, or any well within the Contract Area, to a third party or parties such that on a combined basis their resulting working interest is 25% or less in the Contract Area or well, Celsius shall have the right to elect to take over as Operator of all of the wells in the Contract Area in which Celsius has a working interest and all future wells, by giving written notice within sixty (60) days of the date Celsius received written notification of the transfer(s) of interest.

     At such time as a Prospect Proposal is made and the Parties make their respective participation elections, the lands subject to such Prospect shall be made subject to a Joint Operating Agreement covering the lands in that Prospect utilizing the form provided for herein. The Party named as Operator under such Joint Operating Agreement shall assume all responsibilities of the Operator specified therein, subject to the terms hereof. Any third party joining in a Farmout pursuant to Section 7.2 above shall become a party to the Operating Agreement to the extent of its Farmout interest in the subject Prospect Area.

     11.1  Form of Operating Agreement  All drilling and producing operations
           ---------------------------
          conducted within the AMI shall be performed pursuant to the terms and conditions of a Joint Operating Agreement in the form attached hereto as Exhibit "D" and by this reference made a part hereof. The terms and provisions of the Joint Operating Agreement shall be in full force and effect as to all operations conducted thereunder, including the drilling of any Initial Test Well or Substitute Well covered thereby, except to the extent any specific provision contained in this Agreement conflicts with a provision of the Joint Operating Agreement, the terms and provisions of this Agreement shall prevail.

          11.2  AMI Lease Acquisitions and Maintenance Operations:
                --------------------------------------------------
          Sunset or its designee shall act as the party responsible for the acquisition and maintenance of the joint leasehold interests within the Contract Area. In such role, Sunset shall use its good faith efforts to supervise and conduct all such activities, including the payment of lease delay rentals, shut-in royalties, minimum royalties and other payments necessary to maintain the joint leasehold interests within the Contract Area for the benefit of the other Parties.

          Sunset shall obtain the approval of all working interest owners prior to making any subsequent lease rental payments. Any party not desiring to pay its' share of a subsequent lease rental shall assign all of its interest in the lease, without reimbursement of prior costs incurred, subject only to original lease burdens, to those Parties that do elect to maintain the lease.

12.  TERM OF THE AGREEMENT:
     ---------------------

     This Agreement shall remain in force and effect for the life of any leases jointly owned or acquired hereunder. If the license and the final processed volume of the 3-D data called for in Section 4 above is not obtained by Vaughan and/or Sunset on or before May 31, 1999, Celsius shall have the option to require the termination of this Agreement or grant an extension of time sufficient in its sole opinion, to permit acquisition of such data license. If the Agreement is so terminated, Celsius will be entitled to a complete and full refund of all monies paid under paragraphs 1.3, 2 and 3 for leasehold costs and prospect fees. Said refund shall be paid in certified funds on or before June 10, 1999 or on or before the expiration of any extension granted by Celsius. In such event and upon receipt of the refund, Celsius will reassign the previously conveyed leasehold interests to Sunset and Vaughan without any burdens or encumbrances created by Celsius, and the Parties shall have no further rights, remedies or obligations to one another under this Agreement, except for any monetary obligations that may have previously accrued.

13.  INDEMNITIES:
     -----------

     All Parties participating in any operation within the Contract Area shall indemnify, defend and hold harmless any non-participating Parties ("Indemnified Parties") and their officers, directors and employees from and against any and all losses, claims, demands, liabilities or causes of action of every kind and character, including costs of litigation, attorneys' fees, without limit and without regard to the cause or causes thereof, in favor of any person or party, on account of damage to property or on account of bodily injury or death, arising out of or in any way connected with operations in which the Indemnified Parties do not participate or have an interest (other than a royalty or reversionary interest) under this Agreement. As to operations in which all Parties hereto have an interest, the terms and conditions of the Joint Operating Agreement covering such joint operations shall apply to any losses, claims, demands, liabilities or causes of action arising from such joint operations.

14.  ASSIGNABILITY:
     -------------

     No Party hereto may assign its rights or obligations under this Agreement without first obtaining the prior written consent of the other Parties, which consent shall not be unreasonably withheld. Notwithstanding the foregoing limit on the Parties' assignment of their rights and obligations under this Agreement, the provisions of this Section shall not apply to a transfer by either Party to an affiliate or subsidiary entity.

15.  DEFAULT:
     -------

     In the event any Party hereto defaults (the "Defaulting Party") in the timely and proper performance of any obligations or duties specified herein (time being of the essence), the Non-Defaulting Parties shall give written notice of such default to the Defaulting Party. If the matter giving rise to the default is not remedied to the reasonable satisfaction of the non-defaulting Parties within fifteen (15) days of notice, the non-defaulting Parties shall, in addition to any other available remedies at law or in equity, have the right to terminate this Agreement by giving written notice thereof to the Defaulting Party. Upon such termination, the Defaulting Party shall have no further rights or obligations hereunder, except as to those rights and obligations (i) as may exist under a Joint Operating Agreement executed by the Parties pursuant to this Agreement (ii) and as may exist under any existing oil and gas lease.


     16.  CONFIDENTIALITY:
          ---------------

     Except as otherwise required by law or as expressly permitted pursuant to the terms and conditions of this Agreement and all Exhibits attached hereto, the Parties hereto shall keep all data, information and opinions provided to or developed by any Party or acquired by any Party pursuant to the terms of this Agreement, including but not limited to any geological or geophysical interpretations derived therefrom, completely confidential and shall not reveal or discuss such data, information or interpretations with any third party (other than such Party's agents, consultants, representatives, affiliates and third parties which a Party hereto wishes to interest in participating with a working interest in one or more Prospects within the Contract Area provided that they first agree in writing that such items be bound by this confidentiality provision) during the term of this Agreement, except as may be required for good faith disclosure required of publicly traded companies, without the prior express written consent of the other Parties which consent shall not be unreasonably withheld. Similarly, the parties hereto shall keep all aspects of (i) this Agreement (other than the relationship created hereby); or (ii) all prior written or verbal negotiations completely confidential and shall not reveal or discuss any of the particulars thereof with any third party (other than any Party's agents, consultants, representatives and affiliates) without the prior express written consent of the other Parties. The Parties agree that the provisions of this Section 16 shall survive termination of this Agreement.

17.  NOTICES:
     -------

     All notices provided for herein shall be in writing and deemed delivered by actual receipt when delivered in person, by First Class U.S. Mail, by facsimile, or by overnight courier or service. All notices shall be sent to the Parties at the addresses or facsimile numbers listed below:


     CELSIUS ENERGY COMPANY                  SUNSET EXPLORATION, INC.
     1331 Seventeenth Street, Suite 800      10500 Brentwood Blvd.
     Denver, CO  80202                       Brentwood, CA  94513
     Attention:  Mr. Steve Williams          Attention:  Robert E. Nunn
                 General Manager             Telephone:  510-634-2148
     Telephone:  303-672-6901                Facsimile:  510-634-6040
     Facsimile:  303-294-9632


     BOBSAC, LLC                             BROTHERS OIL & GAS
     250 Newport Center Dr., Ste. 360        Box 31 Saturna Is.
     Newport Beach, CA  92660                B.C. VON2Y0
     Attention: Mr. Bob Teitsworth           Attention: Mr. Al Sewell
     Telephone:  949-493-5675                Telephone: 250-539-5680
     Facsimile:  949-720-1910                Facsimile: 250-539-5680

     VAUGHAN EXPLORATION, INC.               PRODUCTION SPECIALTIES CO.
     6611 Mt. Whitney Dr.                    P.O. Box 880
     Bakersfield, CA  93309                  Woodland, CA  95695
     Attention: Mr. Jeffrey K. Vaughan       Attention: Mr. Dero D. Parker, Jr
     Telephone:  805-832-2001                Telephone: 530-668-5326
     Facsimile:  805-832-0883                Facsimile: 530-668-5329


                          VAUGHAN PRODUCTION COMPANY
                          P.O. Box 458
                          Wilson, WY  83014
                          Attention: Mr. Dick Vaughan
                          Telephone:  307-733-0340
                          Facsimile:  307-733-9756

     Any Party may, from time to time or at any time, (i) designate any other person to receive any notice required by this Agreement or (ii) may change the address at which it receives such notice by providing written notice of such designation or change to the other Parties. Verbal messages delivered directly or by voice mail shall not be deemed to be notice for the purposes of this Section 17.

18.  RELATIONSHIP OF THE PARTIES:
     ---------------------------

     The Parties do not intend to create, nor shall this Agreement be construed as creating, a mining or other partnership or association, nor does this Agreement render the Parties hereto liable partners. The liability of the Parties shall be several and not joint or collective.

19.  FORCE  MAJEURE:
     --------------

     As used herein, the phase "Force Majeure" means strike, lockout or other industrial disturbance; act of the public enemy, war, blockade or riot; lightning, fire, storm, flood or explosion; governmental action, inaction, restraint or delay; unavailability of drilling rigs, seismic survey equipment, other facilities or equipment or transportation therefore, inability to obtain ingress or egress to conduct operations; or any other cause, whether similar or dissimilar, which is not reasonably within the control of the affected Party. If because of Force Majeure any Party hereto is rendered unable, in whole or in part, to carry out its obligations under this Agreement, other than obligations to pay money, the affected Party shall give the other Parties hereto prompt notice describing the Force Majeure situation in reasonable detail, whereupon the obligations of the Party claiming Force Majeure shall be suspended during, and to the extent prevented by, the Force Majeure. Any Party asserting an event of force Majeure shall exercise all reasonable diligence to remove the cause of Force Majeure, and further provided that if the period of suspension shall extend beyond a one hundred eighty (180) day period and the affected party still be precluded from performing its obligations under this Agreement, then such failure to perform may be cause for the declaration of a default under this Agreement with the specified remedies for such default applicable thereto.

20.  CHOICE OF LAW:
     -------------

     This Agreement and all instruments executed in accordance with it shall be governed by and interpreted in accordance with the laws of the State of California, without regard to conflict of law rules that would direct application of the laws of another jurisdiction, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the assets are located, shall apply.

21.  LIMITATION ON LIABILITY:
     -----------------------

     IN NO EVENT SHALL ANY PARTY BE LIABLE TO THE OTHER PARTIES HERETO FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL OR INCIDENTAL LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT TO THIS AGREEMENT OR FOR ANY FAILURE OF PERFORMANCE RELATED HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM SUCH PARTIES SOLE, JOINT OR CONCURRENT NEGLIGENCE, PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS PARAGRAPH 21 SHALL LIMIT THE RIGHT OF ANY PARTY TO RECOVER ANY COMPENSATORY DAMAGES RESULTING FROM THE BREACH OF THIS AGREEMENT.

22.  ARBITRATION OF DISPUTES:
     -----------------------

     The Parties covenant with each other as follows:

     22.1 Generally, any claim, controversy or dispute arising out of, relating to or in connection with this Agreement or the agreements and transactions contemplated hereby between the Parties, including the interpretation, validity, termination or breach thereof, shall be resolved solely in accordance with the Rules for Non-Administrative Arbitration of Business Disputes published by the Center of Public Resources, Inc. ("Rules"). The Parties covenant that they shall not resort to court remedies except for preliminary relief in aid of arbitration.

  22.2  VIOLATIONS:
        -----------

     A Party who violates the covenants in this Section 22 (including the Rules) shall pay all the legal expenses incurred by the other Party in connection with the enforcement thereof. Suits, actions or proceedings in connection with violations of the covenants in this Section 22 (including the Rules) shall be instituted in the District Court for the City and County of Denver, Colorado. Each party waives any option or objection which it may now or thereafter have to the laying of the venue in any such suit, action or proceeding and irrevocably submits to the jurisdiction of such court in any such suit, action or proceeding.

23.  FAVORED NATIONS:
     ---------------

     In the event any Party hereto, other than Celsius, is willing to assign all or a portion of its interest to a third party prior to the completion of the first Initial Test Well drilled by the Parties in the Contract Area, under terms that are more favorable, in Celsius'opinion, than the terms set forth herein for Celsius' participation, Celsius will be entitled to participate under said more favorable terms in lieu of the terms set forth herein and the appropriate refunds and modifications to the Agreement will be timely made.

24.  ENTIRE AGREEMENT:
     ----------------

     This Agreement contains the entire agreement between the Parties and supersedes all previous agreements or communications between the Parties, verbal or written, with regard to the subject matter of this Agreement. In the event of a conflict between this Agreement and the Joint Operating Agreement, or any other Exhibit attached hereto, the terms of this Agreement shall prevail. No amendment, modification or alteration of the terms and conditions contained herein shall have any force or affect unless made in writing and executed by the Parties hereto.

25.  COUNTERPART EXECUTION:
     ---------------------

     This Agreement may be executed by signing the original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties signed the same instruments.

     IN WITNESS WHEREOF, this Agreement is executed and effective as of the date hereinabove provided.

                         CELSIUS ENERGY COMPANY

                         By:___________________________________
                              G. L. Nordloh President & CEO


                         SUNSET EXPLORATION, INC.

                         By:___________________________________



                         BOBSAC, LLC

                         By:       /s/ Richard Atkinson
                             ----------------------------------


                         BROTHERS OIL & GAS

                         By: ___________________________________




                         VAUGHAN EXPLORATION, INC.

                         By:____________________________________



                         PRODUCTION SPECIALTIES COMPANY

                         By:____________________________________


                         VAUGHAN PRODUCTION COMPANY

                         By:____________________________________

                                  EXHIBIT "A"

Attached to and made a part of that certain Exploration Agreement dated December 1, 1998 by and between Production Specialties Company as Operator and Celsius Energy Company, Vaughan Exploration Inc., Sunset Exploration, BOBSAC, LLC, Brothers Oil & Gas Inc., and Vaughan Production Company as Non-Operators.

AMI Area, Solano County, California

The Legal Description of the Property is as follows:
----------------------------------------------------

Township 5 North, Range 1 East: Sections  1-29, 32-36
Township 6 North, Range 1 East: Sections  4-9, 16-22, 26-35
Township 6 North, Range 1 West: Sections 1, 11-14, 23-26, 36

                                                            EXHIBIT "B"

-----------------------------------------------------------------------------------------------------------------------------------
                                   LEASE DATE                                 GROSS      %          NET    TOTAL
                            LESSOR    TERM             DESCRIPTION            ACRES   INTEREST     ACRES   BONUS       PAY   ORRI
-----------------------------------------------------------------------------------------------------------------------------------
LEON C BUFORD, TRUST ET AL      7-27-98        T5N-R1E                       146.17                146.17
                                               -------
                 T-16           5 yr           Sec. 23: NW (except M&B)

LAMOYNE DALLY ET AL             8-14-98        T6N - R1E                      87.79                 87.79
                 T-67           5 yr           Sec. 18: SE1/4 (except M&B)

RULON HATCH TRUST               9-3-98         T6N - R1E                      63.77         50%    31.885  $  478.28
                                               ---------
                 T-64b          5 yr           Sec. 31: N1/2 SW1/4
                                               (except M&B)

LAURENCE OLSEN JR ET AL         9-15-98        T6N - R1E                     291.44        100%    291.44  $3,867.00
                                               ---------
                 T-62           5 yr           Sec. 32: S1/2 (except M&B)

RUDOLFO LOZANO ET AL            9-20-98        T6N - R1E                     257.80        100%    257.80  $3,867.00
                                               ---------
                 T-34           5 yr           Sec. 19: SE
                                               Sec. 30: NE
                                               (except M&B)

DONALD M. MORIEL, ET UX         7-30-98        T5N - R1E                     319.83   19.23076%    61.506  $  922.59
                 T-14c          5 yr           Sec. 2: E1/2

BROCK TRUST                     10-30-98       T6N - R1E                      40.00        100%     40.00  $  600.00
                                               ---------
                 T-84           5 yr           Sec. 20: M&B In SE1/4 S 1/4
                                               Sec. 29: M&B In NE1/4 NE 1/4

EDWARD L. FRY                   10-14-98       T6N - R1E                     68.613        100%    68.613  $1,029.20
                                               ---------
                 T-32           5 yr           Sec. 28: The east 70 acres
                                               of the NW 1/4 (except M&B)

WILLIAM HOLDENER ET AL          9-23-98        T6N - R1E                     116.74                77.585  $1,163.76
                                               ---------
                 T-45           5 yr           Sec. 7: N1/2 NW1/4                             50%
                                               Sec. 19: NW1/4 (meles & bounds)               100%

                                  EXHIBIT "B"

------------------------------------------------------------------------------------------------------------------------------------
                                              LEASE DATE                                            GROSS         %       NET
               LESSOR                            TERM                       DESCRIPTION             ACRES      INTEREST   ACRES
------------------------------------------------------------------------------------------------------------------------------------
ESTATE OF KATRINA D. GLIDE ET AL            6-15-98         T5N-R1E                                   1120.60        100%  1120.00
                                                            -------
                T C/G                       5 yr            Sec. 21: All
                                                            Sec. 22: W1/2, NE1/4

MUZZY FARMS (Frank J. Andrews Jr. et al)    6-1-98          T5N-R1W. M.D.B.M.                         4592.00        100%  4592.00
                                                            -----------------
                TT-P-1                      270 days        Sec. 1: S 60 Acres of the SE 1/4 SW
                                                            Sec. 12: E1/2, NW 1/4
                        SEISMIC OPTION                      T5N-R1E M.D.B.M.
                                                            ----------------
                                                            Sec. 5: W1/2
                                                            Sec. 6: All
                                                            Sec. 7: All
                                                            Sec. 8: All
                                                            Sec. 16: All
                                                            Sec. 17: All
                                                            Sec. 20: N1/2
                                                            (less meles & bounds)

DETERDING ET AL - SEISMIC OPTION            10-1-98         T5N-R1E M.D.B.M.                          2652.02        100%  2652.02
                                                            ----------------
                T1P-2                       6 months        Sec. 22: E1/2
                                                            Sec. 23: NE1/4, S1/2
                                                            Sec. 25: NE, W1/2
                                                            Sec. 26: N1/2
                                                            Sec. 27: All
                                                            Sec. 28: N1/2, SE1/4, E1/2SW

CAMPBELL RANCH                              7-13-98         T5N-R1E                                    936.34     936.34
                                                            -------
                T-18                        5 yr            Sec. 11: All (except M&B)
                                                            Sec. 14: N 1/2

DON HOLDENER                                7-30-98         T5N-R1E                                    119.00     119.00
                                                            -------
                T-27                        5 yr            Sec. 29: NE ( except M&B)

------------------------------------------------------------------------------------------------
                                              LEASE DATE           TOTAL
               LESSOR                            TERM              BONUS          PAY      ORRI
------------------------------------------------------------------------------------------------
ESTATE OF KATRINA D. GLIDE ET AL            6-15-98              $33,600.00         20%       2%

                T C/G                       5 yr


MUZZY FARMS (Frank J. Andrews Jr. et al)    6-1-98                $22,196.23     18.50%       2%

                TT-P-1                      270 days

                        SEISMIC OPTION










DETERDING ET AL - SEISMIC OPTION            10-1-98                                 20%       2%

                T1P-2                       6 months






CAMPBELL RANCH                              7-13-98                               pooling

                T-18                        5 yr


DON HOLDENER                                7-30-98

                T-27                        5 yr

                                                            EXHIBIT "B"

-----------------------------------------------------------------------------------------------------------------------------------
                               LEASE DATE                               GROSS         %            NET       TOTAL
                        LESSOR   TERM              DESCRIPTION          ACRES      INTEREST       ACRES      BONUS      PAY   ORRI
-----------------------------------------------------------------------------------------------------------------------------------
JAM SECURITIES COMPANY      11-3-98       T5N-R1E                      1079.20             50%     539.56   $8,093.40    20%    2%
                                          -------
                 T-4        5 yr          Sec. 1: S1/2   (except M&B)
                                          Sec. 12: All   (except M&B)
                                          Sec. 13: NE1/4 (except M&B)

ROBERT W. LARNER ET UX      7-30-98       T5N-R1E                       319.83       19.23076%     61.506   $  922.50         500%
                                          -------
                 T-14b      5 yr          Sec. 2: E1/2

JOHN LAUCK ET UX            11-10-98      T6N-R1E                        39.22            100%      39.22   $  588.30 16.67%    2%
                                          -------
                 T-44       5 yr          Sec. 7: S1/2N1/2
                                          (less M&B)

LYNN SEAL, TRUSTEE          10-15-98      T5N-R1E                     1177.705      33.333333%  392.56833   $5,888.53
                 T-10a      5 yr          Sec. 32: S1/2
                                          Sec. 9: S1/2
                                          Sec. 15: All
                                          Sec. 6: All
                                          T6N-R1E
                                          -------
                                          Sec. 18: S1/2

LYNN SEAL ET VIR            10-15-98      T6N-R1E                       183.96 parcel 1,2   2%   35.66225   $  534.93
                                          -------
                 T-10b      5 yr          Sec. 18: S1/2                        parcel 3    18%
                                          Sec. 32: N1/2                        parcel 4  12.5%
                                          Sec. 19: N1/2, W1/2

LYNN SEAL                   10-15-98      T6N-R1E                        37.05         16.840%     6.7116   $  100.67
                                          -------
                 T-10c      5 yr          Sec. 19: N1/2, W1/2                          parcel 1

                                                            EXHIBIT "B"

----------------------------------------------------------------------------------------------------------------------------------
                                   LEASE DATE                            GROSS          %            NET     TOTAL
                            LESSOR   TERM              DESCRIPTION       ACRES      INTEREST        ACRES    BONUS      PAY  ORRI
----------------------------------------------------------------------------------------------------------------------------------
GAYNEL MOONEY ET VIR           10-15-98       T6N-R1E                    183.96  Parcel 1,2   2:   35.66225  $  534.93
                 T-10d         5 yr           Sec. 18: S1/2                      Parcel 3    18%
                                              Sec. 32: N1/2                      Parcel 4  12.5%
                                              Sec. 19: N1/2, POR, W1/2

GAYNEL MOONEY                  10-15-98       T6N-R1E                     39.95             4.2%     1.6779  $   25.17
                 T-10e         5 yr           Sec. 19: N1/2

WILLIAM DALLY ET UX            10-15-98       T6N-R1E                    183.96  Parcel 1,2   2:   35.66225  $  534.93
                                              -------
                 T-10f         5 yr           Sec. 18: S1/2                      Parcel 3    18%
                                              Sec. 19: N1/2, W1/2                Parcel 4  12.5%
                                              Sec. 32: N1/2

JAMES WALLACE                  10-15-98       T6N-R1E                  1237.955       16.666666%  206.32582  $3,094.89
                 T-10i         5 yr           Sec. 19: N1/2, POR W1/2
                                              Sec. 18: S1/2
                                              T5N-R1E
                                              Sec. 15:
                                              Sec. 13: S1/2
                                              Sec. 9:

ALEXANDER GOMEZ ET AL          11-24-98       T5N-R1E                     40.23             100%      40.23  $  804.60
                 T-20          5 yr           Sec. 5:

ROBERT ROGERS ET UX            12-2-98        T5N-R1E                     40.16              50%      20.08  $  301.20
                 T-24b         5 yr           Sec. 5:

MARY L. CHRISTIANSEN ET AL     10-14-98       T6N-R1E                     90.00       33.333333%      90.00  $  450.00
                                              -------
                 T.33          5 yr           Sec. 28:

                                                            EXHIBIT "B"

---------------------------------------------------------------------------------------------------------------------------------
                               LEASE DATE                                     GROSS      %         NET     TOTAL
                         LESSOR   TERM            DESCRIPTION                 ACRES   INTEREST     ACRES   BONUS     PAY     ORRI
---------------------------------------------------------------------------------------------------------------------------------
RUDOLFO LOZANO ET AL        9-28-98        T6N-R1E                           257.00       100%    257.00  $3,867.00
                                           -------
                 T-34       5 yr           Sec. 19: SE
                                           Sec. 30: NE
                                           (except M&B)

DONALD M. MORIEL, ET UX     7-30-98        T5N-R1E                           319.83  19.23076%    61.506  $  922.59
                 T-14c      5 yr           Sec. 2: E1/2

BROCK TRUST                 10-30-98       T6N-R1E                            40.00       100%     40.00  $  600.00
                                           -------
                 T-84       5 yr           Sec. 20: M&B In SE1/4S1/4
                                           Sec. 29: M&B In NE1/4NE1/4

EDWARD L. FRY               10-14-98       T6N-R1E                           60.613       100%    68.613  $1,029.20
                                           -------
                 T-32       5 yr           Sec. 28: The east 70 acres
                                           of the NW 1/4 (except M&B)

WILLIAM HOLDENER ET AL      9-23-98        T6N-R1E                           116.74               77.506  $1,163.78
                                           -------
                 T-45       5 yr           Sec. 7: N1/2NW1/4                               50%
                                           Sec. 19: NW1/4 (metes & bounds)                100%

JAM SECURITIES COMPANY      11-3-98        T5N-R1E                          1079.20        50%    539.56  $8,093.40     20%    2%
                                           -------
                 T-4        5 yr           Sec. 1: S1/2   (except M&B)
                                           Sec. 12: All   (except M&B)
                                           Sec. 13: NE1/4 (except M&B)

ROBERT W. LARNER ET UX      7-30-98        T5N-R1E                           319.83  19.23076%    61.506  $  922.59          500%
                                           -------
                 T-14b      5 yr           Sec. 2: E1/2


JOHN LAUCK ET UX            11-10-98       T6N-R1E                            39.22       100%     39.22  $  588.30  16.67%    2%
                                           -------
                 T-44       5 yr           Sec. 7: S1/2N1/2
                                           (less M&B)

                                                            EXHIBIT "B"

---------------------------------------------------------------------------------------------------------------------------------
                                LEASE DATE                          GROSS           %              NET       TOTAL
                         LESSOR   TERM               DESCRIPTION    ACRES       INTEREST          ACRES      BONUS     PAY  ORRI
---------------------------------------------------------------------------------------------------------------------------------
LYNN SEAL, TRUSTEE           10-15-98        T5N-R1E                1177.705        33.333333%    392.56833  $5,888.53
                T-10a        5 yr            Sec. 32: S1/2
                                             Sec. 9: S1/2
                                             Sec. 15: All
                                             Sec. 6: All
                                             T6N-R1E
                                             -------
                                             Sec. 18: S1/2

LYNN SEAL ET VIR             10-15-98        T6N-R1E                  183.96   Parcel 1,2   2:     35.66225  $  534.93
                                             -------
                T-10b        5 yr            Sec. 18: S1/2                     Parcel 3    18%
                                             Sec. 32: N1/2                     Parcel 4  12.5%
                                             Sec. 19: N1/2, W1/2


LYNN SEAL                    10-15-98        T6N-R1E                   37.05           16.840%       6.7116  $  100.67
                                             -------
                T-10c        5 yr            Sec. 19: N1/2, W1/2               Parcel 1


GAYNEL MOONEY ET VIR         10-15-98        T6N-R1E                  183.96   Parcel 1,2   2:     35.66225  $  534.93
                T-10d        5 yr            Sec. 10: S1/2                     Parcel 3    18%
                                             Sec. 32: N1/2                     Parcel 4  12.5%
                                             Sec. 19: N1/2, POR, W1/2


GAYNEL MOONEY                10-15-98        T6N-R1E                   39.95              4.2%       1.6779  $   25.17
                T-10e        5 yr            Sec. 19: N1/2



WILLIAM DALLY ET UX          10-15-98        T6N-R1E                  183.96   Parcel 1,2   2:     35.66225  $  534.93
                                             -------
                T-10f        5 yr            Sec. 18: S1/2                     Parcel 3    18%
                                             Sec. 19: N1/2, W1/2               Parcel 4  12.5%
                                             Sec. 32: N1/2

                                                            EXHIBIT "B"

----------------------------------------------------------------------------------------------------------------------------------
                                  LEASE DATE                             GROSS        %          NET       TOTAL
                           LESSOR   TERM             DESCRIPTION         ACRES     INTEREST      ACRES     BONUS     PAY   ORRI
----------------------------------------------------------------------------------------------------------------------------------
JAMES WALLACE                  10-15-98       T6N-R1E                   1237.955  16.666666%  206.32582   $3,094.89
              T-10i            5 yr           Sec. 19: N1/2, POR. W1/2
                                              Sec. 18: S1/2
                                              T5N-R1E
                                              Sec. 15:
                                              Sec. 13: S1/2
                                              Sec. 9:

ALEXANDER GOMEZ ET AL          11-24-98       T5N-R1E                      40.23        100%      40.23   $  804.60
              T-20             5 yr           Sec. 5:

ROBERT ROGERS ET UX            12-2-98        TN5-R1E                       40.1         50%      20.08   $  301.20
              T-24b            5 yr           Sec. 5:

MARY L. CHRISTIANSEN ET AL     10-14-98       T6N-R1E                      90.00  33.333333%      90.00   $  450.00
                                              -------
              T-33             5 yr           Sec. 28:

RUDOLFO LOZANO ET AL           9-28-98        T5N-R1E                     257.00        100%     257.80
                                              -------
              T-34             5 yr           Sec. 19: SE
                                              Sec. 30: NE
                                              (except M&B)


PAUL EVANKOFF ET AL            11-17-98       T6N-R1W                     967.06         25%     241.765  $4,835.30
              T-37a            5 yr           Sec. 24: POR. SE 1/4
                                              Sec. 25:
                                              T6N-R1E
                                              Sec. 19: POR. SW1/4
                                              Sec. 30:

                                                            EXHIBIT "B"

---------------------------------------------------------------------------------------------------------------------------------
                                        LEASE DATE                        GROSS         %        NET      TOTAL
                               LESSOR     TERM         DESCRIPTION       ACRES     INTEREST     ACRES     BONUS      PAY   ORRI
--------------------------------------------------------------------------------------------------------------------------------
ANTHONY J ABREW ET AL               11-19-98       T6N-R1E               147.14   16.666666%    73.57     $  980.94
                        T-38        5 yr           Sec. 30:

BEVERLY BAWJEE LUM, TRUSTEE         11-23-98       T6N-R1E                70.00          25%    35.00     $  700.00
                        T-56a       5 yr           Sec. 20: POR. SW1/4
                                                   Sec. 20: POR. S1/2
                                                   Sec. 29: N1/2

ANNE CHRISTINE FRY                  12-2-98        T6N-R1E                70.00          25%    17.50     $  350.00
                        T-56b       5 yr           Sec. 20:
                                                   Sec. 29:

BARBARA MCCUNE                      11-23-98       T6N-R1E               115.00          50%    57.50     $1,150.00
                        T-65b       5 yr           Sec. 33: N1/2

YOUNG TRUST                         11-24-98       T6N-R1E                69.41         100%    69.41     $1,228.20
                        T-74        5 yr           Sec. 18: S1/2


THOMAS GONG LUM                     11-19-98       T6N-R1E                66.67          50%    66.87     $  666.70
                        T-75        5 yr           Sec. 10:

PEARL ROHRKE, TRUSTEE               11-13-98       T6N-R1E               214.66        37.5%   181.31     $1,813.10
                        T-78a       5 yr           Sec. 19: N1/2
                                                   Sec. 18: S1/2
EDWARD FRY                          11-23-98       T6N-R1E                70.86         100%    70.86     $1,062.90
                        T-94        5 yr           Sec. 29: S1/2

GUY EDWARD GRAYSON                  11-18-98       T5N-R1E                40.23         100%    40.23     $  603.45
                        T-21                       Sec. 5:

                                                            EXHIBIT "B"

-----------------------------------------------------------------------------------------------------------------------------------
                                LEASE DATE                             GROSS          %           NET      TOTAL
                         LESSOR   TERM               DESCRIPTION       ACRES       INTEREST      ACRES     BONUS      PAY   ORRI
-----------------------------------------------------------------------------------------------------------------------------------
DEL YOUNG ET AL              11-19-98         T6N-R1E                    349.05                   77.8685  $3,498.53
                   T-39                       Sec. 19: POR. SW 1/4
                                              Sec. 13:

VIRGINIA MARCOTTE            12-1-98          T6N-R1E                     73.79          100%       73.79  $1,844.75
                   T-31      5 yr

WELLS FARGO BANK             11-17-98         T5N-R1E                    314.00    16.666666%   52.333333  $1,570.00
                   T-15d     5 yr             Sec. 26

LOUIS LOCKREM ET UX          11-13-98         T6N-R1E                     48.00                     48.00
                   T-83      5 yr             Sec. 20: M&B In SE1/4S1/4
                                              Sec. 29:

JAMES I PLUNKETT ET AL       11-13-98         T5N-R1E                     40.16           50%       40.16  $  803.20
                   T-23      5 yr             Sec. 5:

                                  EXHIBIT "C"
                                  -----------

     ATTACHED TO AND MADE A PART OF THAT CERTAIN EXPLORATION AGREEMENT, TRAVIS PROSPECT, SOLANO COUNTY, CALIFORNIA DATED DECEMBER 1, 1998, BY AND BETWEEN CELSIUS ENERGY COMPANY AND VAUGHAN EXPLORATION, INC. ET AL.

DATE



_____________________________
_____________________________
_____________________________

ATTENTION:

                             RE:  Farmout Agreement
                                  _______________AREA
                                  Solano County, California

Gentlemen:

     Without expressing any warranty of title, either express or implied, ___________________ (hereinafter referred to as "Farmor"), is the owner of a leasehold interest in and to the oil, gas and mineral lease or leases (which are referred to in the singular herein whether one or more) described in Exhibit "A" attached hereto and made a part hereof for all purposes. The described leases, insofar as they cover lands particularly described therein, are hereinafter referred to as "Farmout Acreage".

     __________________________ (hereinafter referred to as "Farmee") has expressed to representatives of Farmor its desire to acquire a part of the interest of Farmor in Farmout Acreage for and in consideration of the performance of certain operations subject to the terms and provisions hereinafter set forth.

     Subject to Farmee's acceptance and approval in the manner hereinafter provided, Farmor proposes the following Agreement:


                            I.   INITIAL TEST WELL
                                 -----------------

     In consideration of the promises and of the premises hereinafter set forth, Farmee has the option and right to commence or cause to be commenced on or before the ______ day of _______________, 199__, the actual drilling of a test well (hereinafter "Exploratory Well") in search for oil and/or gas in the __________ of Section ______, Township _________, Range __________, Sweetwater
County, Wyoming, and thereafter continue such drilling with due diligence and in a workmanlike manner in accordance with good oil field practice until said Exploratory Well has been drilled to a depth sufficient to adequately test the _______ formation to a vertical depth of _________ feet, whichever is the shallower depth.

                                II     EARNINGS
                                       --------

A. Upon completion of the Exploratory Well as a well capable of producing oil and/or gas in paying quantities (as used herein, "paying quantities" shall mean production in sufficient quantities to yield a profit after deducting the costs of operating the well), in compliance with and subject to all conditions, covenants, and agreements herein set forth and upon delivery of the well information required herein and subject to the provisions of Article IV hereof, Farmee shall own and be entitled to receive all of Farmor's working interest in the Exploratory Well, the material and equipment appurtenant thereto, until payout, reserving to Farmor free and clear of all cost and expense except applicable taxes and processing, treating, gathering and transportation costs which may be assessed against the same, an overriding royalty equal to the difference between existing burdens and seventeen and one-half percent (17.5%) of 8/8ths, however, in no event less than two percent (2%) of 8/8ths, proportionately reduced. In addition, in the event the Exploratory Well is drilled to the required depth and is plugged and abandoned as a dry hole or is completed as a well capable of producing oil and/or gas in paying quantities in accordance with the provisions hereof Farmee will earn an assignment of seventy percent (70%) of Farmor's right, title and interest in and to the Farmout Acreage limited to those depths lying between the surface of the earth to 100' below of the stratigraphic equivalent of the total depth drilled in the Exploratory Well set out on Exhibit "A".

                             III.  SUBSTITUTE WELL
                                   ---------------

     Should Farmee fail to reach the objective depth in the Exploratory Well drilled pursuant to the terms of this Farmout Agreement due to mechanical difficulties or because of encountering conditions which are normally considered in the industry to be impenetrable or which, in Farmee's opinion, would make further drilling impractical by ordinary drilling methods, Farmee shall have the right, within sixty (60) days after good faith discontinuance of operations of the Exploratory Well, to commence actual drilling of a substitute well at the location of Farmee's choice, but approved by Farmor, under all the terms and conditions prescribed for the Exploratory Well. Such substitute well shall be treated under this Agreement as the Exploratory Well for which it is substituted.

                    IV.  PAYOUT AND CONVERSION OF OVERRIDE
                         ---------------------------------

     A. After Farmee shall have been reimbursed from the "gross proceeds", as hereinafter defined, derived from operations of the Exploratory Well for all of the "chargeable expenses", as hereinafter defined incurred by Farmee in drilling, completing and operating same, then it shall be considered said well has "paid out". Accounting during the payout period shall be in accordance with the provisions of the Accounting Procedure and the Operating Agreement hereinafter provided for. During the payout period, Farmee shall submit to Farmor, on or before the last day of each quarter, a monthly detailed statement of the gross proceeds received and chargeable expenses incurred during the preceding quarter. Said payout statement shall be furnished to:

At the time the Exploratory Well pays out, Farmee shall notify Farmor in writing and Farmor shall have the right, exercisable within thirty (30) days after its receipt of notice of payout, to notify Farmee in writing that Farmor elects to exchange its overriding royalty interest reserved under Article II.A. above, if any, for a proportionately reduced thirty percent (30%) working interest in the Exploratory Well and any and all personal property, fixtures and equipment associated with said well, burdened only with a proportionate part of all presently existing overriding royalty and landowner royalty of record; provided, however, in the event that Farmor shall fail to timely notify Farmee of its election, same shall be deemed as Farmor's election to retain its overriding royalty interest in the same assigned premises.

     B. The election to exchange its overriding royalty interest to a working interest by Farmor shall be confirmed by notice in writing to Farmee and such exchange shall be effective on the day following the date of such payout. Forthwith, following receipt by Farmee of notice of the election by Farmor to make such an exchange, Farmee shall execute and deliver to Farmor an assignment of a proportionately reduced undivided thirty percent (30%) interest in the Exploratory Well and in any and all personal property, fixtures and equipment associated with said well, as provided above, and Farmor shall execute an appropriate instrument to extinguish its overriding royalty interest.

                      V.  ASSUMPTION OF LEASE OBLIGATIONS
                          -------------------------------

     It is understood and agreed that on and after the date of this Agreement, Farmee shall comply with all covenants and conditions of said Farmout Acreage and will all applicable laws, rules and regulations, provided that:

(1) Farmor agrees to pay any delay rentals, shut-in royalty payments which may become due pursuant to the Farmout Acreage during the term of this Agreement, and Farmee shall promptly reimburse Farmor for seventy percent (70%) of Farmee's share of such payments within thirty (30) days after receipt of Farmor's billing. This provision shall not render Farmor liable for inadvertent failure to pay properly or timely such rentals or payments.

(2) Farmee shall notify Farmor before shutting-in any gas well drilled on lands covered by this Agreement or pooled therewith whether shut-in occurs before or after initial production from said well.

                        VI.  JOINT OPERATING AGREEMENT
                             --------------------------

     It is further understood and agreed that the joint operations conducted on Farmout Acreage or lands pooled therewith, shall be conducted pursuant to the terms of the Operating Agreement attached as Exhibit "D" to the Exploration Agreement, dated December 1, 1998, covering the Travis Area in Solano County, California. Except for those operations specifically described herein, any joint operations between Farmor and Farmee conducted on the Farmout Acreage or lands pooled therewith are subject to the terms of the Operating Agreement. In the event a subsequent well is proposed in the drilling and spacing unit for the Exploratory Well drilled hereunder or lands pooled therewith prior to payout of the Exploratory Well as defined herein, said subsequent well or wells shall be drilled as though the Exploratory Well has paid out and Farmor has elected to convert its overriding royalty interest to a working interest. Should there be a conflict between this Farmout Agreement including any Exhibits hereto and the Operating Agreement provided for hereinabove the former and not the latter shall prevail.

                                 VII.  TESTING
                                       -------

     Farmee agrees to keep an accurate log of the Exploratory Well, to drill the same in a good faith effort to discover oil or gas, and to adequately test all oil and gas shows encountered in the formations generally considered by the industry to have the potential for commercial production in the general area of the Farmout Acreage. You will specifically comply with all requirements set out in Exhibit "B" entitled "Geological Requirements and Distribution" attached hereto and made part hereof for all purposes and deliver to Farmor copies of all such well information. Farmor, its employees and representatives, shall at all times have full and complete access, at Farmor's sole risk and liability, to said location, well and derrick floor of the Exploratory Well drilled in accordance with this Agreement.

                            VIII.  INDEMNIFICATION
                                   ---------------

     Farmee agrees to protect, indemnify and save Farmor harmless from all losses, costs, claims, demands, expenses, damages, liabilities, suits, actions, judgments and decrees in anyway growing out of or attributable to or resulting from the breach or violation of the laws of the state in which operations are conducted hereunder or rules or regulations of any legislative, judicial or regulatory body, State or Federal, exercising jurisdiction of operations hereunder on Farmout Acreage, or arising out of or resulting from any act or omission in connection with operations conducted by or on behalf of Farmee under this Agreement. In addition, at all times while Farmee shall have the right to conduct any operations hereunder on Farmout Acreage or lands pooled therewith, Farmee agrees to comply with the insurance provisions set forth in the Operating Agreement. The Exploratory Well drilled hereunder shall be timely and properly commenced and completed as a producer or shall be plugged and abandoned as a dry hole. All such drilling completing plugging and abandoning shall be at Farmee's sole cost, risk and expense.

                                IX.  INSURANCE
                                     ----------

     Farmee shall procure and maintain the following insurance until such time, if ever, the Joint Operating Agreement referenced in Article VI hereof comes into effect.

(1)  a.   Worker's Compensation Insurance granting full compensation under the
          Worker's Compensation Law of the State in which the Contract Area is located, and Employer's Liability Insurance with limits of $1,000,000.00 for all of Farmee's employees engaged in work for the Joint Account.

     b. Comprehensive General Liability Insurance, with a combined single limit of $2,000,000.00 each occurrence for bodily injury and property damage. Such insurance shall be extended to cover products and completed operations, and broad form contractual liability as respects any contract into which the Farmee may enter under the terms of Agreement.

     c. Automobile Insurance covering all motor vehicles, owned and non-owned, operated and/or licensed by the Farmee, with a bodily injury, death and property damage limit of $1,000,000.00 inclusive.

(2) If so requested by Farmor, the Farmee shall furnish evidence of the above coverages. Farmee may elect to self insure by advising Farmor in writing.

(3) Any accidental loss of or damage to, joint property and any liability to third parties or each other for bodily injury or property damage arising out of the operations performed by and on behalf of the parties, in excess of, or in addition to the insurance maintained for the Joint Account shall be borne individually by said parties, in proportion to their respective percentage of interest. The cost of such insurance as each individual party may carry to cover said party's proportionate share of any such loss or liability is not chargeable to the Joint Account.

No recitation herein of any amount or amounts shall, however, be constructed in any manner to limit Farmee's liability to indemnify Farmor as provided in Paragraph VIII hereof.

                                X.  ASSIGNMENTS
                                    -----------

     A. It is understood and agreed that any assignments to be made by Farmor to Farmee pursuant to the provisions of this Agreement shall be made without warranty of title, either express or implied, it being understood that Farmee shall satisfy itself as to the title to said Farmout Acreage by Farmees own independent examination.

     B. It is expressly understood that the terms of this Agreement shall be binding upon the parties hereto, their heirs, successors and assigns, provided, however, that this Agreement shall not be assigned by Farmee without first obtaining Farmor's written consent thereto, which consent shall be unreasonably withheld.

     C. In the event the interest conveyed to Farmee should cover less than the entire leasehold interest, the overriding royalty and converted working interest referred to herein shall be subject to proportionate reduction.

     D. Should Farmee at any time elect to surrender its interest in Farmout Acreage or any part thereof, either by execution of a release thereof, or by election to not pay delay rentals, or by abandonment of operations thereon, Farmee shall give Farmor written notice of Farmee's intentions at least sixty
(60) days before the date of such surrender. Farmee further agrees to assign to Farmor, free of any liens or encumbrances by, through, or under Farmee, all of its interest in such Farmout Acreage or part thereof and wells thereon which Farmor elects to take by its written notice mailed or delivered to Farmee within thirty (30) days after Farmor's receipt of Farmee's notice, provided that Farmor shall pay to Farmee the fair market value of any material and equipment in, on or used with such assigned Farmout Acreage premises less estimated costs of its salvage.

     E. Any assignment made by Farmee to Farmor pursuant to Paragraph IV hereinabove, shall be free and clear of any liens or encumbrances created by Farmee as to the lands covered thereby.

     F. Farmor's overriding royalty interest and the working interest to which Farmor may elect to convert such overriding royalty interest shall remain free and clear of all liens, claims or encumbrances arising by, through or under Farmee. Farmor's working interest shall, at the time of Farmor's conversion of its overriding royalty interest be free and clear of any gas purchase/sale agreement dedications or commitments involving the Farmout Acreage and made by Farmee, it being expressly agreed by the parties hereto that this Farmout Agreement conveys no rights, powers or authority to Farmee to in any way encumber or burden Farmor's overriding royalty interest or to dedicate or commit such overriding royalty interest to any contract which would affect or limit Farmor's right to freely dispose of all production attributable to the working interest at the time that Farmor converts its overriding royalty interest to the working interest, all such rights, powers and authority being hereby expressly excepted and reserved from this Farmout Agreement.

                                 XI.  NOTICES
                                      -------

     Except as otherwise herein provided, all notices and communications to be given under the terms hereof shall be given by certified letter or fax addressed to the respective parties as follows:

                          XII.  ABANDONMENT OF WELLS
                                --------------------

     Prior to Farmee abandoning the Exploratory Well on the Farmout Acreage hereunder, Farmor shall have the right within twenty-four (24) hours after receipt of a log and notice of Farmee's intention to so abandon, to take over the well for additional testing by any method, or for deepening, with Farmor being solely responsible for all costs and expenses in connection therewith, including standby rig time, if required. If the well is taken over by Farmor for the purpose expressed above, and such work results in a completion attempt wherein a well capable of producing in paying quantities is encountered, all of Farmee's rights in such well and in and to the drillsite spacing unit for such well, shall automatically revert to Farmor effective as to the date of takeover and Farmee shall execute and deliver to Farmor recordable assignment evidencing such reversion; provided that Farmor agrees to pay Farmee the reasonable salvage value of any salvageable material in the hole which Farmee has contributed.

    If the above completion attempt results in a dry hole, Farmor agrees to plug and abandon the well at its sole cost, risk and expense, and Farmee's rights hereunder shall remain in full force and effect.

                              XIII.  DEFINITIONS
                                     -----------

     "Chargeable Expenses" as used herein shall include all of the cost and
      -------------------
expense of every nature incurred by Farmee in connection with permitting, title opinions, drilling, coring, testing, completing, equipping and operating the earning well up to the time of recoupment of the aforesaid costs and expenses. The term "Chargeable Expenses" also includes all costs and expenses incurred, up to the point of recoupment of the aforesaid costs and expenses, with respect to storage, shipment and marketing of all hydrocarbons produced from the earning well, and all royalties, presently existing overriding royalties (including the overriding royalty interest to be reserved hereunder), gross production taxes, windfall profit taxes, severance taxes and any other applicable taxes paid on such hydrocarbon production and the equipment used in conjunction with such production. Chargeable Expenses shall be reduced proportionately if the Farmout Acreage is pooled or unitized with any other lands and/or leases or if Farmor's interest in the Farmout Acreage effects less than 100% of the oil and gas mineral estate.

     "Gross Proceeds" as used herein shall include the value of all oil, gas and
      --------------
other minerals produced, sold or removed from said drillsite tract, together with the fair market value of any material salvaged, sold or removed from the Exploratory Well. Gross proceeds shall be reduced proportionately if the Farmout Acreage is pooled or unitized with any other lands or leases or if Farmor's interest in the Farmout Acreage affects less than 100% of the oil and gas mineral estate.

                              XIV.  COST AND TERM
                                    -------------

     A. The Exploratory Well shall be drilled, tested and completed for production, or if dry, plugged and abandoned and the premises restored, at Farmee's sole cost, risk, liability and expense, and Farmor shall never be liable for any such cost, risk, liability or expense. Completion means a well equipped to produce, if capable, or a shut-in gas well, or a well plugged and abandoned in compliance with applicable laws and regulations, if a dry hole, within forty-five (45) days from drilling rig release of the respective well.

     B. Notwithstanding anything to the contrary herein contained, in the event Farmee fails to timely drill the Exploratory Well to the objective depth as herein provided or to timely complete said well, the only consequence thereof shall be the termination of this Agreement and Farmee's loss of the right to earn any interest hereunder.

                        XV.  TAX PARTNERSHIP ELECTIONS
                             -------------------------

     The parties hereto hereby agree to and hereby do elect under the authority of Section 761 (a) of the Internal Revenue Code of operations hereunder be excluded from the application of any and all the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended, and each of the parties hereto agrees to execute whatever instruments as may be required to affect this intent.

                            XVI.  OTHER PROVISIONS
                                  ----------------

     A. The section headings herein are for convenience only and shall not be considered or construed to limit the subject matter of any section.

     B. Farmee shall furnish Farmor one copy of all title opinions or division order title opinions which Farmee might have written in regard hereto.


                                         Yours very truly,

                                         ______________________________



                                         ______________________________
                                         ______________________________


AGREED TO AND ACCEPTED THIS _______DAY OF _________________________, 1998.

______________________________________

By: __________________________________

Title: _______________________________

                                 EXHIBIT " D"


Attached to and made a part of that certain Exploration Agreement dated December
                                    --------------------------------------------
1, 1998, by and between and Celsius Energy Company, Vaughan Exploration, Inc.,
------------------------------------------------------------------------------
Sunset Exploration, Inc., BOBSAC, LLC., Brothers Oil & Gas, Production
----------------------------------------------------------------------
Specialties Company and Vaughan Production Company.
--------------------------------------------------

                            A.A.P.L. FORM 610-1982

                        MODEL FORM OPERATING AGREEMENT






                              OPERATING AGREEMENT

                                     DATED

                            _____________, _______ ,
                                            year

OPERATOR _______________________________________________________________________


CONTRACT AREA __________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


COUNTY OR PARISH OF _____________________________  STATE OF ____________________



                    COPYRIGHT 1982 - ALL RIGHTS RESERVED
                    AMERICAN ASSOCIATION OF PETROLEUM
                    LANDMEN, 4100 FOSSIL CREEK BLVD., FORT
                    WORTH, TEXAS, 76137-2791, APPROVED FORM.
                    A.A.P.L. NO. 610 - 1982 REVISED

                               TABLE OF CONTENTS
                               -----------------

Article                                Title                                                 Page
-------                                -----                                                 ----
     I.     DEFINITIONS..............................................................           50
            -----------
    II.     EXHIBITS.................................................................           50
            --------
   III.     INTERESTS OF PARTIES.....................................................           51
            --------------------
            A. OIL AND GAS INTERESTS.................................................           51
            B. INTERESTS OF PARTIES IN COSTS AND PRODUCTION..........................           51
            C. EXCESS ROYALTIES, OVERRIDING ROYALTIES AND OTHER PAYMENTS.............           51
            D. SUBSEQUENTLY CREATED INTERESTS........................................           51
    IV.     TITLES...................................................................           51
            ------
            A. TITLE EXAMINATION.....................................................        51-52
            B. LOSS OF TITLE.........................................................           52
               1. Failure of Title...................................................           52
               2. Loss by Non-Payment or Erroneous Payment of Amount Due.............           52
               3. Other Losses.......................................................           52
     V.     OPERATOR.................................................................           53
            --------
            A. DESIGNATION AND RESPONSIBILITIES OF OPERATOR..........................           53
            B. RESIGNATION OR REMOVAL OF OPERATOR AND SELECTION OF SUCCESSOR.........           53
               1. Resignation or Removal of Operator.................................           53
               2. Selection of Successor Operator....................................           53
            C. EMPLOYEES.............................................................           53
            D. DRILLING CONTRACTS....................................................           53
    VI.     DRILLING AND DEVELOPMENT.................................................           53
            ------------------------
            A. INITIAL WELL..........................................................        53-54
            B. SUBSEQUENT OPERATIONS.................................................           54
               1. Proposed Operations................................................           54
               2. Operations by Less than All Parties................................     54-55-56
               3. Stand-By Time......................................................           56
               4. Sidetracking.......................................................           56
            C. TAKING PRODUCTION IN KIND.............................................           56
            D. ACCESS TO CONTRACT AREA AND INFORMATION...............................           57
            E. ABANDONMENT OF WELLS..................................................           57
               1. Abandonment of Dry Holes...........................................           57
               2. Abandonment of Wells that have Produced............................        57-58
               3. Abandonment of Non-Consent Operations..............................           58
   VII.     EXPENDITURES AND LIABILITY OF PARTIES....................................           58
            -------------------------------------
            A. LIABILITY OF PARTIES..................................................           58
            B. LIENS AND PAYMENT DEFAULTS............................................           58
            C. PAYMENTS AND ACCOUNTING...............................................           58
            D. LIMITATION OF EXPENDITURES............................................        58-59
               1. Drill or Deepen....................................................        58-59
               2. Rework or Plug Back................................................           59
               3. Other Operations...................................................           59
            E. RENTALS, SHUT-IN WELL PAYMENTS AND MINIMUM ROYALTIES..................           59
            F. TAXES.................................................................           59
            G. INSURANCE.............................................................           60
  VIII.     ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST.........................           60
            ------------------------------------------------
            A. SURRENDER OF LEASES...................................................           60
            B. RENEWAL OR EXTENSION OF LEASES........................................           60
            C. ACREAGE OR CASH CONTRIBUTIONS.........................................        60-61
            D. MAINTENANCE OF UNIFORM INTEREST.......................................           61
            E. WAIVER OF RIGHTS TO PARTITION.........................................           61
            F. NOTICE OF SALE........................................................           61
    IX.     INTERNAL REVENUE CODE ELECTION...........................................           61
            ------------------------------
     X.     CLAIMS AND LAWSUITS......................................................           62
            -------------------
    XI.     FORCE MAJEURE............................................................           62
            -------------
   XII.     NOTICES..................................................................           62
            -------
  XIII.     TERM OF AGREEMENT........................................................           62
            -----------------
   XIV.     COMPLIANCE WITH LAWS AND REGULATIONS.....................................           63
            ------------------------------------
            A. LAWS, REGULATIONS AND ORDERS..........................................           63
            B. GOVERNING LAW.........................................................           63
            C. REGULATORY AGENCIES...................................................           63
    XV.     OTHER PROVISIONS.........................................................     63-64-65
            ----------------
   XVI.     MISCELLANEOUS............................................................           65
            -------------

                              OPERATING AGREEMENT

     THIS AGREEMENT, entered into by and between Production Specialties Company
*
-------------------------------------------------, hereinafter designated and referred to as "Operator", and the signatory party or parties other than Operator, sometimes hereinafter referred to individually herein as "Non-Operator", and collectively as "Non-Operators".


                                  WITNESSETH:

     WHEREAS, the parties to this agreement are owners of oil and gas leases and/or oil and gas interests in the land identified in Exhibit "A", and the parties hereto have reached an agreement to explore and develop these leases and/or oil and gas interests for the production of oil and gas to the extent and as hereinafter provided,

     NOW, THEREFORE, it is agreed as follows:


                                  ARTICLE I.
                                  DEFINITIONS

     As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

     A. The term "oil and gas" shall mean oil, gas, casinghead gas, gas condensate, and all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

     B. The terms "oil and gas lease", "lease" and "leasehold" shall mean the oil and gas leases covering tracts of land lying within the Contract Area which are owned by the parties to this agreement. / including farm-ins & other contract rights in & to such leases.

     C. The term "oil and gas interests" shall mean unleased fee and mineral interests in tracts of land lying within the Contract Area which are owned by parties to this agreement.

     D. The term "Contract Area" shall mean all of the lands, oil and gas leasehold interests and oil and gas interests intended to be developed and operated for oil and gas purposes under this agreement. Such lands, oil and gas leasehold interests and oil and gas interests are described in Exhibit "A".

     E. The term "drilling unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a drilling unit is not fixed by any such rule or order, a drilling unit shall be the drilling unit as established by the pattern of drilling in the Contract Area or as fixed by express agreement of the Drilling Parties.

     F. The term "drillsite" shall mean the oil and gas lease or interest on which a proposed well is to be located.

     G. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

     H. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

     Unless the context otherwise clearly indicates, words used in the singular include the plural, the plural includes the singular, and the neuter gender includes the masculine and the feminine.


                                  ARTICLE II.
                                   EXHIBITS

     The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

[X]  A.   Exhibit "A", shall include the following information:

          (1)  Identification of lands subject to this agreement,

          (2)  Restrictions, if any, as to depths, formations, or substances,

          (3)  Percentages or fractional interests of parties to this agreement,

          (4) Oil and gas leases and/or oil and gas interests subject to this agreement,

          (5)  Addresses of parties for notice purposes.

[X]  C.   Exhibit "C", Accounting Procedure.

[X]  D.   Exhibit "D", Insurance.

[X]  E.   Exhibit "E", Gas Balancing Agreement.

[X]  F.   Exhibit "F", Non-Discrimination and Certification of Non-Segregated
          Facilities.



     If any provision of any exhibit, except Exhibits "E" and "G", is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail. * Subject to the provisions of Article XV.J hereof.

                                 ARTICLE III.
                             INTERESTS OF PARTIES

A.   Oil and Gas Interests:

     If any party owns an oil and gas interest in the Contract Area, that interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of oil and gas lease attached hereto as Exhibit "B", and the owner thereof shall be deemed to own both the royalty interest reserved in such lease and the interest of the lessee thereunder.

B.   Interests of Parties in Costs and Production:

     Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit "A". In the same manner, the parties shall also own all production of oil and gas from the Contract Area
subject to the basic * payment of / royalties to the extent of       *
                                                              ---------------
which shall be borne as-hereinafter set forth.

     Regardless of which party has contributed the lease(s) and/or oil and gas interest(s) hereto on which royalty is due and payable, each party entitled to receive a share of production of oil and gas from the Contract Area shall bear and shall pay or deliver, or cause to be paid or delivered, to the extent of its interest in such production, the royalty amount stipulated hereinabove and shall hold the other parties free from any liability therefor. No party shall ever be responsible, however, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if any such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected lease shall bear the additional royalty burden attributable to such higher price.

     Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby.

C.   Excess Royalties, Overriding Royalties and Other Payments:

     Unless changed by other provisions, if the interest of any party in any lease covered hereby is subject to any royalty, overriding royalty, production payment or other burden on production in excess of the amount stipulated in
Article III.B., such party so burdened shall assume and alone bear all such excess obligations and shall indemnify and hold the other parties hereto harmless from any and all claims and demands for payment asserted by owners of such excess burden.

D.  Subsequently Created Interests:

     If any party should create an overriding royalty, production payment or other burden payable out of production attributable to its working interest hereunder, (any such interest being hereinafter referred to as "subsequently created interest and the party out of whose working interest the subsequently created interest is derived being hereinafter referred to as "burdened party"), and:

     1. If the burdened party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said subsequently created interest and the burdened party shall indemnify and save said other party, or parties, harmless from any and all claims and demands for payment asserted by owners of the subsequently created interest; and,

     2. If the burdened party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the subsequently created interest in the same manner as they are enforceable against the working interest of the burdened party. It is understood and agreed that the overriding interest of Vaughan as conveyed/reserved pursuant to the terms of the Exploration Agreement dated December 1, 1998 shall not be
                                                                       ---
considered a subseqently created interest.

                                  ARTICLE IV.
                                    TITLES


A.   Title Examination:


     Title examination shall be made on the drillsite of any proposed well prior to commencement of drilling operations or, if the Drilling Parties so request, title examination shall be made on the leases and/or oil and gas interests included, or planned to be included, in the drilling unit around such well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable leases. At the time a well is proposed, each party contributing leases and/or oil and gas interests to the drillsite, or to be included in such drilling unit, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each party hereto. The cost incurred by Operator in this title program shall be borne as follows:

* the basic royalty provided for in each oil and gas lease and the overriding royalty interest of Vaughan as reflected on Exhibit "A"

                                  ARTICLE IV
                                   continued


[_]       Option No. 2: Costs incurred by Operator in procuring abstracts and
          ------------
fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in gas royalty opinions and division order title opinions) shall be borne by the Drilling Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit "A". Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

     Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with leases or oil and gas interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations as well as the conduct of hearings before governmental agencies for the securing of spacing or pooling orders. Costs incurred by Operator pursuant to this sentence shall be borne in accordance with Option No. 2 above. This shall not prevent any party from appearing on its own behalf at any such hearing.

     No well shall be drilled on the Contract Area until after (1) the title to the drillsite or drilling unit has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the parties who are to participate in the drilling of the well.

B.   Loss of Title:


     2.  Loss by Non-Payment or Erroneous Payment of Amount Due:  If, through
         -------------------------------------------------------
mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, is not paid or is erroneously paid, and as a result a lease or interest therein terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new lease covering the same interest within ninety
(90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties shall be revised on an acreage basis, effective as of the date of termination of the lease involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the lease or interest which has terminated. In the event the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of oil and gas attributable to the lost interest, calculated on an acreage basis, for the development and operating costs theretofore paid on account of such interest, it shall be reimbursed for unrecovered actual costs theretofore paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

     (a) Proceeds of oil and gas, less operating expenses, theretofore accrued to the credit of the lost interest, on an acreage basis, up to the amount of unrecovered costs;

     (b) Proceeds, less operating expenses, thereafter accrued attributable to the lost interest on an acreage basis, of that portion of oil and gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such lease termination, would be attributable to the lost interest on an acreage basis, up to the amount of unrecovered costs, the proceeds of said portion of the oil and gas to be contributed by the other parties in proportion to their respective interest; and,

     (c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.


     3.  Other Losses: All losses incurred, , shall be joint losses and shall be
         ------------
borne by all parties in proportion to their interests. There shall be no readjustment of interests in the remaining portion of the Contract Area.

                                  ARTICLE V.
                                   OPERATOR


A.   Designation and Responsibilities of Operator:



     Production Specialties Company * shall be the Operator of the Contract Area, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits of this agreement. It shall conduct all such operations in a good and workmanlike manner, but it shall have no liability as Operator to the other parties for losses sustained or liabilities incurred, except such as may result from gross negligence or willful misconduct.


B.   Resignation or Removal of Operator and Selection of Successor:

     1.  Resignation or Removal of Operator:  Operator may resign at any time by
         -----------------------------------
giving written notice thereof to Non-Operators. If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed if it fails or refuses to carry out its duties hereunder, or becomes insolvent, bankrupt or is placed in receivership, by the affirmative vote of two (2) or more Non-Operators owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of Operator. Such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator. * Subject to the provisions of Article XV.J

     2.  Selection of Successor Operator:  Upon the resignation or removal of
         --------------------------------
Operator, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit "A"; provided, however, if an Operator which has been removed fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of two
(2) or more parties owning a majority interest based on ownership as shown on Exhibit "A" remaining after excluding the voting interest of the Operator that was removed. *

C.   Employees:

     The number of employees used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined by Operator, and all such employees shall be the employees of Operator.

D.   Drilling Contracts:

     All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature.


                                  ARTICLE VI.
                           DRILLING AND DEVELOPMENT


A.   Initial Well:



     On or before the ______ day of ______ , (year) _____ , Operator shall commence the drilling of a well for oil and gas at the following location:

As provided for in the Exploration Agreement between the Parties dated effective December 1, 1998. and shall thereafter continue the drilling of the well with due diligence to and as provided for in this JOA. unless granite or other practically impenetrable substance or condition in the hole, which renders further drilling impractical, is en-countered at a lesser depth, or unless all parties agree to complete or abandon the well at a lesser depth.

                                  ARTICLE VI.
                                   continued


B.   Subsequent Operations:

     1.  Proposed Operations:  Should any party hereto desire to drill any
         --------------------
well on the Contract Area other than the well provided for in Article VI.A., or to rework, deepen complete or plug back a dry hole drilled at the joint expense of all parties or a well jointly owned by all the parties and not then producing in paying quantities, the party desiring to drill, rework, deepen complete or plug back such a well shall give the other parties written notice of the proposed operation, specifying the work to be performed, the location, proposed depth, objective formation and the estimated cost of the operation. The parties receiving such a notice shall have thirty (30) days after receipt of the notice within which to notify the party wishing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to rework, plug back complete or drill deeper may be given by telephone facsimile or telecopier and the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday, and legal holidays. Failure of a party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation. Any notice or response given by telephone shall be promptly confirmed in writing.


     If all parties elect to participate in such a proposed operation, Operator shall, within ninety (90) days after expiration of the notice period of thirty
(30) days (or as promptly as possible after the expiration of the forty-eight
(48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and complete it with due diligence at the risk and expense of all par ties hereto; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-way) or appropriate drilling equipment, or to complete title ex amination or curative matter required for title approval or acceptance. Notwithstanding the force majeure provisions of Article XI, if the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance with the provisions hereof as if no prior proposal had been made.

     2.  Operations by Less than All Parties: If any party receiving such notice
         ------------------------------------
as provided in Article VI.B.1. or VII.D.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, within ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as possible after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party, the Consenting Parties shall either: (a) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, or (b) designate one (1) of the Consenting Parties as Operator to perform such work. Consenting Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

     If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise the Consenting Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party, within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of such notice, shall advise the proposing party of its desire to (a) limit participation to such party's interest as shown on Exhibit "A" or (b) carry its proportionate part of Non-Consenting Parties' interests, and failure to advise the proposing party shall be deemed an election under (a). In the event a drilling rig is on location, the time permitted for such a response shall not exceed a total of forty-eight (48) hours (inclusive of Saturday,
                                                    ---------
Sunday and legal holidays). The proposing party, at its election, may withdraw such proposal if there is insufficient participation and shall promptly notify all parties of such decision.


     The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense. If any well drilled, reworked, deepened or plugged back under the provisions of this Article results in a producer of oil and/or gas in paying quantities, the Consenting Parties shall complete and equip the well to produce at their sole cost and risk,

                                  ARTICLE VI.
                                   continued

                *  carrying the Non-Consenting Parties interest

and the well shall then be turned over to Operator and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, reworking, deepening or plugging back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, * and the Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-Consenting Party's interest in the well and share of production therefrom until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold, (after deducting production taxes, excise taxes, royalty, overriding royalty and other interests not excepted by Article III.D. payable out of or measured by the production from such well accruing with respect to such interest until it reverts) shall equal the total of the following:


     (a) 100% of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including, but not limited to, stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

     (b) 300 % of that portion of the costs and expenses of drilling, reworking, deepening, plugging back, testing and completing, after deducting any cash contributions received under Article VIII.C., and 300 % of that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections), which would have been chargeable to such Non-Consenting Party if it had participated therein.

     An election not to participate in the drilling or the deepening of a well shall be deemed an election not to participate in any re-working or plugging back operation proposed in such a well, or portion thereof, to which the initial Non-Consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment account. Any such reworking or plugging back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties one hundred percent (100%) of that portion of the costs of the reworking or plugging back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a reworking or plugging back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting Parties in said well.

     During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to Non-Consenting Party's share of production not excepted by
Article III.D.

     In the case of any reworking, plugging back or deeper drilling operation, the Consenting Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such reworking, plugging back or deeper drilling, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

     Within sixty (60) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, deepening, plugging back, testing, completing, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of oil and gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of oil and gas produced during any month, Consenting Parties shall use industry accepted methods such as, but not limited to, metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-Consenting Party.

                                  ARTICLE VI
                                   continued

     If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, reworking, deepening or plugging back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and the Accounting Procedure attached hereto.

     Notwithstanding the provisions of this Article VI.B.2., it is agreed that without the mutual consent of all parties, no wells shall be completed in or produced from a source of supply from which a well located elsewhere on the Contract Area is producing, unless such well is an obligation well under the terms of any oil and gas lease subject hereto.

     The provisions of this Article shall have no application whatsoever to the drilling of the initial well described in Article VI.A. except (a) as to Article VII.D.1. (Option No. 2), if selected, or (b) as to the reworking, deepening and plugging back of such initial well after if has been drilled to the depth specified in Article VI.A. if it shall thereafter prove to be a dry hole or, if initially completed for production, ceases to produce in paying quantities.

     3.   Stand-By Time:  When a well which has been drilled or deepened has
          -------------
reached its authorized depth and all tests have been completed, and the results thereof furnished to the parties, stand-by costs incurred pending response to a party's notice proposing a reworking, deepening, plugging back or completing operation in such a well shall be charged and borne as part of the drilling or deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted, whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of
Article VI.B.2., shall be charged to and borne as part of the proposed operation, but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all Consenting Parties.

     4.   Sidetracking:  Except as hereinafter provided, those provisions of
          ------------
this agreement applicable to a "deepening" operation shall also be applicable to any proposal to directionally control and intentionally deviate a well from vertical so as to change the bottom hole location (herein call "sidetracking"), unless done to straighten the hole or to drill around junk in the hole or because of other mechanical difficulties. Any party having the right to participate in a proposed sidetracking operation that does not own an interest in the affected well bore at the time of the notice shall, upon electing to participate, tender to the well bore owners its proportionate share (equal to its interest in the sidetracking operation) of the value of that portion of the existing well bore to be utilized as follows:

     (a) If the proposal is for sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the sidetracking operation is initiated.

     (b) If the proposal is for sidetracking a well which has previously produced, reimbursement shall be on the basis of the well's salvable materials and equipment down to the depth at which the sidetracking operation is initiated, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning.

     In the event that notice for a sidetracking operation is given while the drilling rig to be utilized is on location, the response period shall be limited to forty-eight (48) hours, exclusive of Saturday, Sunday and legal holidays; provided, however, any party may request and receive up to eight (8) additional days after expiration of the forty-eight (48) hours within which to respond by paying for all standby time incurred during such extended response period. If more than one party elects to take such additional time to respond to the notice, stand by costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit "A" bears to the total interest as shown on Exhibit "A" of all the electing parties. In all other instances the response period to a proposal for sidetracking shall be limited to thirty (30) days.

C.   TAKING PRODUCTION IN KIND:

     Each party shall take in kind or separately dispose of its proportionate share of all oil and gas produced from the Contract Area, exclusive of production which may be used in development and producing operations and in preparing the treating oil and gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any

                                  ARTICLE VI
                                   continued

party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of Operator's surface facilities which it uses.

     Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment directly from the purchaser thereof for its share of all production.

     In the event any party shall fail to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such oil or sell it to others at any time and from time to time, for the account of the non-taking party at the best price obtainable in the area for such production. Any such purchase or sale by Operator shall be subject always to the right of the owner of the production to exercise at any time its right to take in kind, or separately dispose of, its share of all oil not previously delivered to a purchaser. Any purchase or sale by Operator of any other party's share of oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

     In the event one or more parties' separate disposition of its share of the gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportionate share of total gas sales to the be allocated to it, the balancing or accounting between the respective accounts of the parties shall be in accordance with the gas balancing agreement between the parties hereto, attached as Exhibit "E". For additional provision, see "Failure to Take Gas Production in Kind" provision under Article XV.

D.   Access to Contract Area and Information:

     Each party shall have access to the Contract Area at all reasonable times, at its sole cost and risk to inspect or observe operations, and shall have access at reasonable times to information pertaining to the development or operation thereof, including Operator's books and records relating thereto. Operator, upon request, shall furnish each of the other parties with copies of all forms or reports filed with governmental agencies, daily drilling reports, well logs, tank tables, daily gauge and run tickets and reports of stock on hand at the first of each month, and shall make available samples of any cores or cuttings taken from any well drilled on the Contract Area. The cost of gathering and furnishing information to Non-Operator, other than that specified above, shall be charged to the Non-Operator that requests the Information.

E.   Abandonment of Wells:


     1.   Abandonment of Dry Holes: Except for any well drilled and/or being
          ------------------------
completed or deepened pursuant to Article VI.B.2., any well which has been drilled or deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) after receipt of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or deepening such well. Any party who objects to plugging and abandoning such well shall have the right to take over the well and conduct further operations in search of oil and/or gas subject to the provisions of Article VI.B. by coincidentally proposing further operations under Article VI.B prior to termination of the response time for the plugging proposal.

     2.   Abandonment of Wells that have Produced:  Except for any well in which
          ---------------------------------------
a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. If, within thirty (30) days after receipt of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the interval(s) of the formation(s) then open to production shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. Each abandoning party shall assign the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the well and related equipment. If the interest of the abandoning party is or includes an oil and gas interest, such party shall execute and deliver to the non-abandoning party or parties an oil and gas lease, limited to the interval or intervals of the formation or formations then open to production, for a term of one (1) year and so long thereafter as oil and/or gas is produced from the interval or intervals of the formation or formations covered thereby, such lease to provided for a 1/8/th/ basic royalty and to be on a form acceptable to the non-abadoning parties.

                                  ARTICLE VI
                                   continued

The assignments or leases so limited shall encompass the "drilling unit" upon which the well is located. The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all assignees. There shall be no readjustment of interests in the remaining portion of the Contract Area. Under the terms of this paragraph should any party fail to respond to a plugging proposal within the thirty (30) days provided hereto, any such party shall be deemed to consent thereto.

     Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the interval or intervals then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing interval(s) assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

     3.   Abandonment of Non-Consent Operations:  The provisions of Article
          -------------------------------------
VI.E.1. or VI.E.2 above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided, however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.


                                 ARTICLE VII.
                     EXPENDITURES AND LIABILITY OF PARTIES


A.   Liability of Parties:

     The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations, and shall be liable only for its proportionate share of the costs of developing and operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership or association, or to render the parties liable as partners.

B.   Liens and Payment Defaults:

     Each Non-Operator grants to Operator a lien upon its oil and gas rights in the Contract Area, and a security interest in its share of oil and/or gas when extracted and its interest in all equipment, to secure payment of its share of expense, together with interest thereon at the rate provided in Exhibit "C". To the extent that Operator has a security interest under the Uniform Commercial Code of the state, Operator shall be entitled to exercise the rights and remedies of a secured party under the Code. The bringing of a suit and the obtaining of judgment by Operator for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any Non-Operator in the payment of its share of expense, Operator shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such Non-Operator's share of oil and/or gas until the amount owed by such Non-Operator, plus interest, has been paid. Each purchaser shall be entitled to rely upon Operator's written statement concerning the amount of any default. Operator grants a like lien and security interest to the Non-Operators to secure payment of Operator's proportionate share of expense.

C.   Payments and Accounting:

     Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C". Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

     Operator, at its election, shall have the right from time to time to demand and receive from the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month. Each party shall pay to Operator its proportionate share of such estimate within thirty (30) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D.   Limitation of Expenditures:

     1.   Drill or Deepen:  Without the consent of all parties, no well shall be
          ---------------
drilled or deepened, except any well drilled or deepened pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling or deepening shall include:

                                  ARTICLE VII
                                   continued

[X]  Option No. 2:  All necessary expenditures for the drilling or deepening and
     -------------
testing of the well. When such well has reached its authorized depth, and all tests have been completed, and the results thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators who have the right to participate in the completion costs. The parties receiving such notice shall after receiving all logs and the proposed completion program, have forty-eight
(48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect to participate in the setting of casing and the completion attempt. Such election, when made, shall include consent to all necessary expenditures for the completing and equipping of such well, including necessary tankage and/or surface facilities. Failure of any party receiving such notice to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the completion attempt. If one or more, but less than all of the parties, elect to set pipe and to attempt a completion, the provisions of Article VI.B.2. hereof (the phrase "reworking, deepening or plugging back" as contained in Article VI.B.2. shall be deemed to include "completing") shall apply to the operations thereafter conducted by less than all parties.

     2. Rework or Plug Back: Without the consent of all parties, no well shall
        --------------------
be reworked or plugged back except a well reworked or plugged back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the reworking or plugging back of a well shall include all necessary expenditures in conducting such operations and completing and equipping of said well, including necessary tankage and/or surface facilities.

     3. Other Operations:  Without the consent of all parties, Operator shall
        -----------------
not undertake any single project reasonably estimated to require an expenditure in excess of Twenty-five Thousand Dollars ($ 25,000.00 ) except in connection well, the drilling, reworking, deepening, completing, recompleting, or plugging back of which has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator shall prepare an authority for expenditure (AFE) and, Operator shall furnish Non-Operator an information copy thereof for any single project costing in excess of Twenty-five Thousand Dollars ( $25,000.00) but less than the amount first set forth above in this paragraph.


E.   Rentals, Shut-in Well Payments and Minimum Royalties:

     Subject to the provisions of Section 11.2 of the Exploration Agreement dated effective December 1, 1998.

     Rentals, shut-in well payments, minimum royalties and other payments which may be required under the terms of any jointly owned lease shall be paid by the Operator and charged to the joint account.

F.   Taxes:

     Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on leases and oil and gas interests contributed by such Non-Operator. If the assessed valuation of any leasehold estate is reduced by reason of its being subject to outstanding excess royalties, over-riding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such leasehold estate, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C".

     If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint ac-count, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C".

     Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of oil and/or gas produced under the terms of this agreement.

                                  ARTICLE VII
                                   continued

G.   Insurance:

     At all times while operations are conducted hereunder, Operator shall comply with the workmen's compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C". Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D", attached to and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workmen's compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

     In the event automobile public liability insurance is specified in said Exhibit "D", or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.


                                 ARTICLE VIII.

               ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A.   Surrender of Leases:

     The leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

     However, should any party desire to surrender its interest in any lease or in any portion thereof, and the other parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an oil and gas interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such oil and gas interest for a term of one (1) year and so long thereafter as oil and/or gas is produced from the land covered thereby, such lease *. Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any wells and equipment attributable to the assigned or leased acreage. The value of all material shall be determined in accordance with the provisions of Exhibit "C", less the estimated cost of salvaging and the estimated cost of plugging and abandoning. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties.

     Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement. * to provide for a 1/8th basic royalty and to be on a form acceptable to non-surrendering parties.


B.   Renewal or Extension of Leases:

     If any party secures a renewal of any oil and gas lease subject to this agreement, all other parties shall be notified promptly, and shall have the right for a period of thirty (30) days following receipt of such notice in which to elect to participate in the ownership of the renewal lease, insofar as such lease affects lands within the Contract Area, by paying to the party who acquired it their several proper proportionate shares of the acquisition cost allocated to that part of such lease within the Contract Area, which shall be in proportion to the interests held at that time by the parties in the Contract Area.

     If some, but less than all, of the parties elect to participate in the purchase of a renewal lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal lease. Any renewal lease in which less than all parties elect to participate shall not be subject to this agreement.

     Each party who participates in the purchase of a renewal lease shall be given an assignment of its proportionate interest therein by the acquiring party.

     The provisions of this Article shall apply to renewal leases whether they are for the entire interest covered by the expiring lease or cover only a portion of its area or an interest therein. Any renewal lease taken before the expiration of its predecessor lease, or taken or contracted for within six (6) months after the expiration of the existing lease shall be subject to this provision; but any lease taken or contracted for more than six (6) months after the expiration of an existing lease shall not be deemed a renewal lease and shall not be subject to the provisions of this agreement.

     The provisions in this Article shall also be applicable to extensions of oil and gas leases.

C.   Acreage or Cash Contributions:

     While this agreement is in force, if any party contracts for or receives a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions

                                  ARTICLE VII
                                   continued

said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage inside and/or outside the Contract Area which are in support of a well drilled inside the Contract Area.

     If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder, such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.


D.   Maintenance of Uniform Interests:

     No party shall sell, encumber, transfer or make other disposition of its interest in the leases embraced within the Contract Area and in wells, equipment and production unless such disposition covers either:

     1. the entire interest of the party in all leases and equipment and production; or

     2. an equal undivided interest in all leases and equipment and production in the Contract Area.

     Every such sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties.

     If, at any time the interest of any party is divided among and owned by four or more co-owners, Operator, at its discretion, may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures, receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the oil and gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E.   Waiver of Rights to Partition:

     If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.


F.   NOTICE OF SALE:

     Should any party sell all or any part of its interests under this agreement, or its rights and interests in the Contract Area, it shall promptly give written notice to the other parties, which shall include the name and address of the purchaser


                                  ARTICLE IX.

                        INTERNAL REVENUE CODE ELECTION


     This agreement is not intended to create, and shall not be construed to create, a relationship of partnership or an association for profit between or among the parties hereto. Notwithstanding any provision herein that the rights and liabilities hereunder are several and not joint or collective, or that this agreement and operations hereunder shall not constitute a partnership, if, for federal income tax purposes, this agreement and the operations hereunder are regarded as a partnership, each party hereby affected elects to be excluded from the application of all of the provisions of Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, as permitted and authorized by
Section 761 of the Code and the regulations promulgated thereunder. Operator is authorized and directed to execute on behalf of each party hereby affected such evidence of this election as may be required by the Secretary of the Treasury of the United States or the Federal Internal Revenue Service, including specifically, but not by way of limitation, all of the returns, statements, and the data required by Federal Regulations 1.761. Should there be any requirement that each party hereby affected give further evidence of this election, each such party shall execute such documents and furnish such other evidence as may be required by the Federal Internal Revenue Service or as may be necessary to evidence this election. No such party shall give any notices or take any other action inconsistent with the election made hereby. If any present or future income tax laws of the state or states in which the Contract Area is located or any future income tax laws of the United States contain provisions similar to those in Subchapter "K", Chapter 1, Subtitle "A", of the Internal Revenue Code of 1986, under which an election similar to that provided by Section 761 of the Code is permitted, each party hereby affected shall make such election as may be permitted or required by such laws. In making the foregoing election, each such party states that the income derived by such party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                  ARTICLE X.
                              CLAIMS AND LAWSUITS

     Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed Ten Thousand Dollars ($10,000.00) and if the payment is in complete settlement of such claim orsuit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling, settling, or otherwise discharging such claim or suit shall be at the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder. All claims or suits involving title to any interest subject to this Agreement shall be treated as a claim or suit against all parties hereto.

                                  ARTICLE XI.
                                 FORCE MAJEURE

     If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments, that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspending during, but no longer than, the continuance of the force majeure. The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable.

     The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

     The term "force majeure", as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

                                 ARTICLE XII.
                                    NOTICES

     All notices authorized or required between the parties and required by any of the provisions of this agreement, unless otherwise specifically provided, shall be given in writing by mail or telegram, postage or charges prepaid, or by telex or telecopier and addressed to the parties to whom the notice is given at the addresses listed on Exhibit "A". The originating notice given under any provision hereof shall be deemed given only when received by the party to whom such notice is directed, and the time for such party to give any notice in response thereto shall run from the date the originating notice is received. The second or any responsive notice shall be deemed given when deposited in the mail or with the telegraph company, with postage or charges prepaid, or sent by telex or telecopier. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties.

                                 ARTICLE XIII.
                               TERM OF AGREEMENT

     This agreement shall remain in full force and effect as to the oil and gas leases and/or oil and gas interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any lease or oil and gas interest contributed by any other party beyond the term of this agreement.



[X]  Option No. 1: So long as any of the oil and gas leases subject to this
     -------------
agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal, or otherwise.

     It is agreed, however, that the termination of this agreement shall not relieve any party hereto from any liability which has accrued or attached prior to the date of such termination.

                                 ARTICLE XIV.
                     COMPLIANCE WITH LAWS AND REGULATIONS

A.   Laws, Regulations and Orders:

                                   and Operator  shall comply with
     This agreement shall be subject to the conservation laws of the state in which the Contract Area is located, to the valid rules, regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state, and local laws, ordinances, rules, regulations, and orders.

B. Governing Law: See Agreement dated December 1. 1998, between Celsius Energy Company and Vaughan, et al.

C.   Regulatory Agencies:

     Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

     With respect to operations hereunder, Non-Operators agree to release Operator from any and all losses, damages, injuries, claimsand causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or predecessor or successor agencies to the extent such interpretation or application was made in good faith. Each Non-Operator further agrees to reimburse Operator for any amounts applicable to such Non-Operator's share of production that Operator may be required to refund, rebate or pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

     Non-Operators authorize Operator to prepare and submit such documents as may be required to be submitted to the purchaser of any crude oil sold hereunder or to any other person or entity pursuant to the requirements of the "Crude Oil Windfall Profit Tax Act of 1980", as same may be amended from time to time ("Act"), and any valid regulations or rules which may be issued by the Treasury Department from time to time pursuant to said Act. Each party hereto agrees to furnish any and all certifications or other information which is required to be furnished by said Act in a timely manner and in sufficient detail to permit compliance with said Act.

                                  ARTICLE XV.
                                OTHER PROVISIONS

XV.A.  Order of Election:
       ------------------

       It is irrevocably stipulated that an election by any party hereto to complete a well at the original objective depth or horizon of any operation conducted hereunder, whether such operation be the drilling of a new well or the re-entering, deepening, sidetracking or plugging back of a well, shall take precedence over an election to complete a well at a lesser depth or ho rizon. No well capable of producing in paying quantities shall be plugged back, reworked or deepened without the consent of one hundred percent (100%) of the applicable working interest ownership.

XV.B   Certain Additional Operations:
       ------------------------------

       Notwithstanding anything to the contrary contained in this Agreement or in amendments or supplements thereto, it is expressly understood and agreed that the parties to this Agreement shall not be required to consider and/or make an election whether to participate in any proposed additional operation to drill, rework, deepen or plug back any well while:

          (a) Any drilling, reworking, deepening, completing or plugging back operations are in progress on any well subject to this Agreement which is located on or pooled with the Contract Area o r

          (b) Any proposal to drill, rework, deepen or plug back any well subject to this Agreement which is located on or pooled with the Contract Area is being considered by the parties to this Agreement.

       unless such proposed additional operation is approved by all parties who would be eligible to participate in such additional operation under the terms of this Agreement. Provided, however, should any operation be proposed in order to comply with any express or implied covenant provided for in any lease or interest subject to this agreement, or if any lease will expire in the absence of such operation, the proposing party shall clearly include this information on its notice of the proposed operation. Should any party then receiving such notice fail to reply within thirty
       (30) days or within twenty-four (24) hours if a rig is on location after receipt thereof, either of its election to participate or become a Non-Consenting party, then such Failure to reply shall constitute an election by it not to particiapte in the proposed operation. Additionally, any party's or parties' waiver of or failure to assert or invoke the rights herein provided for in any circumstances, shall in no way prejudice such party's or parties' rights to assert the rights herein provided as to any future circumstances or occurrence.

XV.C.  Revenue Distribution:
       ---------------------

          Operator will make disbursements of all royalties, overriding royalties and other payments out of, or with respect to, production which are attributable to the Contact Area at Non-Operator's direction, provided Non-Operator shall execute such documents as may be necessary in the opinion of Operator to enable Operator to receive all payments for oil gas or other

                                  ARTICLE XV.
                                   continued

hydrocarbons for such interests directly from said purchaser. In that event, Operator will use its best efforts to make disbursements correctly, but will be liable for incorrect disbursements only in the event of gross negligence or willful misconduct. If a Non-Operator is not in default of its payments due under this Operating Agreement, it may elect to receive its share of proceeds direct from its purchases provided - Non-Operator assumes responsibility for timely payment of all burdens affecting its interest.

XV.D.  Failure to Take Gas Production In-Kind:
       ---------------------------------------

       Notwithstanding the provisions of Article VI.C. and the provisions of Exhibit "E", in the event any party shall fail to make the arrangements necessary to take in-kind or separately dispose of its share of gas production from the Contact Area, the non-taking party shall have the right to request that the Operator purchase or sell to others such gas production for the account of the non-taking party at the best price renewably obtainable under the circumstances in the area for such production, and the Operator shall have the right, but not the obligation to do so. Such requests shall be revocable at will by the party owning such gas production and the owner of such production may, at any time, exercise its right to revoke such request and to take in-kind or separately dispose of its share of gas production from the Contact Area, or to elect to be an "underproduced party" under the terms of Exhibit "E", Gas Balancing Agreement. Any purchase or sale by Operator of any party's share of gas shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in Excess of one (1) year.

XV.E.  Insurance:
       ----------

       Except as provided in Exhibit "C", all damage or injury to the Contract Area and property thereon shall be borne by the parties hereto in proportion to their interests therein. The liability, if any, of the parties hereto in damages for claims growing out of personal injury to or death of third parties or injury to or destruction of property of third parties resulting from operations conducted hereunder shall be borne in proportion to their interests in the Contract Area, and each party individually may acquire such insurance as it deems proper to protect itself against such claims.

XV.F.  Third-party Operating Agreement:
       --------------------------------

       This Operating Agreement shall control all operations within the Contract Area. If there is in existence a joint operating agreement or obligation to enter into a joint operating agreement covering any interest jointly owned by the parties hereto (such joint operating agreement being referred to herein as a "Third-Party Operating Agreement") and if the parties to this Operating Agreement are not parties to such Third-Party Operating Agreement, then at the appropriate time, all parties to this Operating Agreement agree to accept and ratify said Third-Party Operating Agreement. Operator shall use its best efforts to cause such Third-Party Operating Agreement to be modified and amended so as to conform as closely as possible to this Operating Agreement.

XV.F.  Taxes:
       ------

       If Operator is required hereunder to pay ad valorem taxes based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties herein in accordance with the percentage of tax value generated by each party's working interest.

XV.G.  News Releases:
       -------------

       No party shall distribute any prospect information or photographs to the press or other media without the approval of all the parties except as required by law or regulation or as required disclosure by public companies. When all parties have reviewed such material and approved the issuance of the material, Operator shall have the principal responsibility for its issuance. The only exception to the foregoing in shall be that in the event of an emergency involving extensive property damage, operations failure, loss of human life or other clear emergency, Operator is authorized to furnish such minimum strictly factual information as shall be necessary to satisfy the legitimate public interest on the part of the press and duly constituted authorities if time does not permit the obtaining of prior approval from the other party or parties; Operator shall thereupon promptly advise the other party or parties of the information so furnished. Operator will take the position that if a party to this Agreement does not respond within forty-eight (48) hours after the information is received, Operator may disburse information to the press or other media at its own discretion.

XV.H.  Area of Mutual Interest
       -----------------------

       The Area of Mutual Interest ("AMI") provision contained in the Exploration Agreement dated effective December 1, 1998, to which this Operating Agreement attached, is hereby incorporated by reference into this Operating Agreement for a term expiring December 31, 2002, unless extended by the consent of all parties. Said AMI shall consist of the Contract Area covered hereby.

XV.I.  Priority of Agreement
       ---------------------

       In the event of a conflict between the terms and provisions of this Operating Agreement and the terms and conditions of that certain Exploration Agreement dated effective December 1, 1998 (the "Exploration Agreement"), the terms and provisions of the Exploration Agreement shall prevail.

                                  ARTICLE XV.
                                   continued

XV.J.  Change of Operator
       ------------------

       If at any time commencing one year or more after oli and /or gas is found in commercial quantities on said Contract Area, any Non-Operator owning more than a 25% working interest considers the cost of operating the Contract Area to be excessive and is willing to operate the same for a period of one year at a cost that is at a minimum 10% less than the cost of operating under the direct control of Operator, such Non-Operator shall deliver to Operator a written statement detailing the items of expense contributing to the alleged excessive costs, proposing that such Non-Operator assume such operations, and specifying the proposed economies. Within ten (10) days of such statement, Operator shall elect in writing delivered to such Non-Operator to either (a) surrender operations to the proposing Non-Operator for a period of one year upon the terms contained in Non-Operator's proposal, or (b) to agree to operate the Contract Area for such period of one year at a cost consistent with the economies proposed by Non-Operatopr. If Operator elects to surrender operations, then proposing non-Operator forthwith shall become Operator for a minimum period of one year as fully as though such Non-Operator has been herein designated Operator under the terms hereof as notified by its proposed economies.

       In addition, notwithstanding any other provision of this Agreement to the contrary, the Change of Operator provisions in Section 11 of the Exploration Agreement dated effective December 1, 1998, between Celsius and Vaughan, et al, shall be applicable to this Operating Agreement.


                                  ARTICLE XVI.
                                 MISCELLANEOUS

       This agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, devisees, legal representatives, successors and assigns.

       This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

       IN WITNESS WHEREOF, this agreement shall be effective as of ______ day of ______________, (year)________ , who has prepared and circulated this form for execution, represents and warrants that the form was printed from and with the exception listed below, is identical to the AAPL Form 610-1982 Model Form Operating Agreement, as published in diskette form by Forms On-A-Disk, Inc. No changes, alterations, or modifications, other than those in Articles____________ _______________, have been made to the form.


                                O P E R A T O R

___________________________________        _____________________________________


                           N O N - O P E R A T O R S


___________________________________        _____________________________________

___________________________________        _____________________________________

                                  EXHIBIT "A"


Attached to and made part of that certain Joint Operating Agreement dated December 1, 1998, by and between Production Specialties, as Operator and Celsius Energy Company, Vaughan Exploration, Inc., Sunset Exploration, Inc., BOBSAC, LLC, Brothers Oil & Gas Production, Vaughan Production Company as Non-Operators.

I.   Lands subject to Agreement ("Contract Area")
     --------------------------------------------

     To be determined pursuant to the Exploration Agreement dated December 1, 1998, to which this Agreement is attached.

     All in Solano County, California.

II.  Restrictions as to Depths and Formations:  None
     -----------------------------------------

III. Participants and Addresses:                Interest *
     ---------------------------                --------

     Celsius Energy Company                       50%
     1331 17th Street, Ste. 800                            * To be determined
     Denver, CO  80202                                       based on each
                                                             Party's election in
     Sunset Exploration, Inc.                   12.5%        the drilling of the
     10500 Bentwood Blvd.                                    Initial Test Well.
     Bentwood, CA  94513

     BOBSAC, LLC                                12.5%
     250 Newport Center Dr. Ste. 360
     Newport Beach, CA  92660

     Brothers Oil & Gas                         10.0%
     P.O. Box 31 Saturna Is.
     BC  V0N 2Y0

     Vaughan Exploration, Inc.                   5.0%
     6611 Mt. Whitney Drive
     Bakersfield, CA  93309

     Production Specialties Company              5.0%
     P.O. Box 880
     Woodland, CA  95776

     Vaughan Production Company                  5.0%
     P.O. Box 458
     Wilson, N.Y.  83014

IV.  Oil and Gas Lease Subject to Agreement
     --------------------------------------

     To be determined pursuant to the Exploration Agreement dated December 1, 1998, to which this Agreement is attached.

                            There is no Exhibit "B"
                               to this Agreement

                                  EXHIBIT "C"

Attached to and made of the that certain Joint Operating Agreement dated
                            --------------------------------------------
December 1, 1998 by and between Production Specialties Company as Operator and
------------------------------------------------------------------------------
Celsius Energy Company, and Vaughan Exploration, Inc., Sunset Exploration, Inc.,
--------------------------------------------------------------------------------
BOBSAC, LLC, Brothers Oil & Gas and Vaughan Production Company as Non-Operators.
--------------------------------------------------------------------------------


                             ACCOUNTING PROCEDURES
                               JOINT OPERATIONS

                            I.  GENERAL PROVISIONS


1.   Definitions

     "Joint Property" shall mean the real and personal property subject to the agreement to which this Accounting Procedure is attached.
     "Joint Operations" shall mean all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property. "Joint Account" shall mean the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.
     "Operator" shall mean the party designated to conduct the Joint Operations. "Non-Operators" shall mean the Parties to this agreement other than the Operator.
     "Parties" shall mean Operator and Non-Operators.
     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contractor labor directly employed on the Joint Property in a field operating capacity.
     "Technical Employees" shall mean those employees having special and specific engineering, geological or other profession skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.
     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of the Operator's employees.
     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.
     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council of Petroleum Accountants Societies.

2.   Statement and Billings

     Operator shall bill Non-Operators on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease, or facility, and all charges and non credits summarized by appropriate classifications of investment and expense except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

3.   Advances and Payments by Non-Operators

     A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operations within thirty (30) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B.   Each Non-Operator shall pay its proportion of all bills within thirty
          (30) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the prime rate in effect at Chase Manhattan Bank, New York
             ------------------------------

          City on the first day of the month in which delinquency occurs plus 1%
          ----
          or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

4.   Adjustments

     Payment of any such bills shall not prejudice the right of any Non-Operator to protest or question the correctness thereof: provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year shall conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four (24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment, favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

5.   Audits

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, shall have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit shall not extend the time for the taking of written exception to and the adjustments of accounts as provided for in "Paragraph 4 of this Section I. Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. Operator shall bear no portion of the Non-Operators' audit cost, incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

6.   Approval By Non-Operators

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, Operator shall notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators shall be controlling on all Non-Operators.


                             II.   DIRECT CHARGES

Operator shall charge the Joint Account with the following items:

1.   Ecological and Environmental

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

2.   Rentals and Royalties

     Lease rentals and royalties paid by Operator for the Joint Operations.

3.   Labor

     A. (1) Salaries and wages of Operator's field employees directly employed on the Joint Property in the conduct of Joint Operations.

          (2)  Salaries of First Level Supervisors in the field.

          (3) Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

          (4) Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation of Joint Property if such charges are excluded from the overhead rates.

     B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this
          Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If percentage assessment is used, the rate shall be based on the Operator's cost experience.

     C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this
          Section II.

     D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II.

4.   Employee Benefits

     Operator's current costs of established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

5.   Material

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use and is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

6.   Transportation

     Transportation of employees and Material necessary for the Joint Operations but subject to the following limitations:

     A. If material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made in the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or railway receiving point nearest the Joint Property unless agreed to by the Parties.

     B. In surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for the distance greater than the distance to the nearest reliable supply store where like material is normally available, or railway receiving point, nearest the Joint Property unless agreed to by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties.

     C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

7.   Services

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph i, ii, and iii of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to by the Parties.

8.   Equipment and Facilities Furnished by Operator

     A. Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed twelve
                                                                          ------
          percent (12%) per annum. Such rates shall not exceed average
                  -----
          commercial rates currently prevailing in the immediate area of the Joint Property.

     B. In lieu of charges in paragraph 8A above, Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property less 20%. For automotive equipment, Operator may elect to use rates published by the Petroleum Motor Transport Association.

9.   Damages and Losses to Joint Property

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

10.  Legal Expense

     Expenses of handling, investigating and settling litigation or claims, discharging of liens, payment of judgements and amounts paid for settlement of claims incurred in or resulting from operations under the agreement or necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys shall be made unless previously agreed to by the Parties. All other legal expense is considered to be covered by the overhead provisions of Section III unless otherwise agreed to by the Parties, except as provided in Section I, Paragraph 3.

11.  Taxes

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

12.  Insurance

     Net premiums paid for insurance required to be carried for the Joint Operations for the protection of the Parties. In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws. Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge of Operator's cost not to exceed manual rates.

13.  Abandonment and Reclamation.

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

14.  Communications

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account shall be made as provided in Paragraph 8 of this
     Section II.

15.  Other Expenditures

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

                                III.   OVERHEAD

1.   Overhead - Drilling and Producing Operations

     i. As compensation for administrative, supervision, office services and warehousing costs, Operator shall charge drilling and production operations on either:

          (x)  Fixed Rate Basis, Paragraph 1A, or
          ( )  Percentage Basis, Paragraph 1B

          Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of service from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph of this Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

     ii. The salaries, wages, and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
          Property:

          ( )  shall be covered by the overhead rates, or
          (x)  shall not be covered by the overhead rates.

     iii. The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint Property:

          (x)  shall be covered by the overhead rates, or
          ( )  shall not be covered by the overhead rates.

     A.   Overhead - Fixed Rate Basis

     (1) Operator shall charge the Joint Account at the following rates per well per month:

             Drilling Well Rate $ 6,000.00
                                  --------
             (Prorated for less than a full month)

             Producing Well Rate $ 600.00
                                   ------

     (2)  Application of Overhead - Fixed Rate basis shall be as follows:

             (a)  Drilling Well Rate

                     1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

                    2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

             (b)  Producing Well Rates

                    1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

                    2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

                    3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales outlet.

                    4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

                    5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

     (3) The well rates shall be adjusted as of the first day of April each year following the effective date of the agreement to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by

          Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

2.   Overhead - Major Construction

     To compensate Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset, required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rate for any Major Construction project in excess of $ 100,000.00:
                    ----------

     A.      5    % of first $100,000 or total cost if less, plus
          ------

     B.      3    % of costs in excess of $100,000 but less than $1,000,000 plus
          ------


     C.      2     % of costs in excess of $1,000,000.
          ------

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project shall not be treated separately and the cost of drilling and workover wells and artificial lift equipment shall be excluded.

3.  Catastrophe Overhead

     To compensate Operate for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

     A.     5    % of total costs through $100,000; plus
          ------

     B.     3    % of total costs in excess of $100,000 but less than
          ------
                 $1,000,000;  plus

     C.     2    % of total costs in excess of $1,000,000
          ------

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply.

4.   Amendment of Rates

     The overhead rates provided for in this Section III may be amended from time to time only by mutual agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

     IV.  PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND
          DISPOSITIONS.

Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. Operator shall provide all Material for use on the Joint Property; however, at Operator's option, such Material may be supplied by the Non-Operator. Operator shall make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. Operator may purchase, but shall be under no obligation to purchase, interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

1.   Purchases

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

2.   Transfers and Dispositions

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts.

A.   New Material (Condition A)

     (1)  Tubular Goods Other than Line Pipe

          a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and easing from Youngstown, Ohio.

          b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A (1) (a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

          c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

          d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

     (2)  Line Pipe

          a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

          b) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) a provided above. Freight charges shall be calculated from Lorain, Ohio.

          c) Line pipe 24 inch OD and over 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

          d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agree to by the Parties.

     (3) Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

     (4) Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2 A
          (1) and (2).

B.   Good Used Material (Condition B)

     Material in sound and serviceable condition and suitable for reuse without reconditioning:


     (1)  Material moved to the Joint Property

          At seventy-five percent (75%) of current new price, as determined by Paragraph A.

     (2)  Material used on and moved from the Joint Property.

          (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

          (b) At sixty-five (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material.

     (3)  Material not used on and moved from the Joint Property.

          At seventy-five percent (75%) of current new price as determined by Paragraph A.

     The cost of reconditioning, if any, shall be absorbed by the transferring property.

C.   Other Used Material

     (1)  Condition C

          Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

     (2)  Condition D

          Material, excluding junk, no longer suitable for its original purpose, but usable for some other purpose shall be priced on a basis commensurate with its use. Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

          (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

          (b) Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

     (3)  Condition E

          Junk shall be priced at prevailing prices. Operator may dispose of Condition E Material under procedures normally utilized by Operator without prior approval of Non-Operators.

     D.   Obsolete Material

          Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.

     D.   Pricing Conditions

          (1) Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25c) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A(3). Each year, the rate calculated shall be rounded to the nearest cent and shall be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

          (2) Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

     3.   Premium Prices

          Whenever Material is not readily obtainable at published or listed prices because of national emergencies, strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying Operator within ten days after receiving notice from Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to Operator.

     4.   Warranty of Material Furnished By Operator

          Operator does not warrant the Material furnished. In case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by Operator from the manufacturers or their agents.

                                V.  INVENTORIES

The Operator shall maintain detailed records of Controllable Material.

1.   Periodic Inventories, Notice and Representation

     At reasonable intervals, inventories shall be taken by taken by Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to
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                                       78

     be represented at an inventory shall bind Non-Operators to accept the inventory taken by Operator.

2.   Reconciliation and Adjustment of Inventories

     Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

3.   Special Inventories

     Special inventories may be taken whenever there is any sale, change of interest, or change of Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of Operator, all Parties shall be governed by such inventory.

4.   Expense of Conducting Inventories

     A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

     B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account.

                     ARTICLE V - BALANCING OF GAS ACCOUNTS
                                 -------------------------

     5.01 The Operator shall have the duty of administering the provisions of this Agreement. The Operator shall use its good faith efforts to cause Gas to be delivered as may be required to give effect to the intent that there be a Balance between the Parties in accordance with the provisions hereof. The Operator shall only be liable for its failure to make deliveries of gas in accordance with the terms of this Agreement if such failure is due to its gross negligence or willful misconduct.

     5.02 The Operator shall promptly forward notice to all affected Parties, and each month the Operator will furnish each Party a report showing for the prior month the total volume of Gas in Btu's produced from each Well, including the volumes vented, flared, lost or used in joint operations; the volume of Gas disposed by each Party; each Party's overproduction or underproduction for the month, and the cumulative overproduction or underproduction of each Party in each Well. In the event that production from each well is not separately measured, then the Operator will allocate production to each Well on the basis of periodic tests or such other methods as are commonly used and accepted in the industry. Make-up Gas disposed of by an Underproduced Party shall offset underproduction in the order in which such underproduction accrued, i.e., First in, First out.

     5.03 During the term of this Agreement and for a period of two (2) years thereafter, each Party shall retain all data, information and records pertaining to the Gas disposed of by such Party in a well. Each Party shall have the right to audit the records retained hereunder. Any audit shall be conducted at the expense of the Party or Parties desiring such audit after reasonable notice and during normal business hours in the office of the Party whose records are being audited. No more than one audit of a Party shall be conducted in any twelve (12) month period.

                   ARTICLE VI - CASH SETTLEMENT OF IMBALANCE
                                ----------------------------

     6.01 When production from a Well permanently ceases, there shall be a cash settlement between the Parties hereto for any Gas not in Balance. Within sixty
(60) days after notice from the Operator that a well has permanently ceased to produce, each Overproduced Party shall pay to the Operator the proceeds received at the Measurement Point for the overproduction which remains accrued to such Party, less taxes, gathering, transporting, or other reasonable charges in fact paid on the overproduced volumes by such Overproduced Party. The Operator shall distribute the total of such amounts so collected among the Underproduced Parties in Proportion of each such Parties' underproduction.

     6.02 The price of Gas for cash settlement by an Overproduced Party shall be the price actually or constructively received at the Measurement Point in arms-length transactions for the overproduction less any taxes, royalties and other reasonable charges in fact paid on the overproduced volumes. If a proportion of an Overproduced Party's Gas production is disposed of for its own use, the price for such Gas will be the price received for any Gas disposed of by such Party in arm's length transactions. During periods when an Overproduced Party disposed of Gas for its own use and had no arms-length gas sales, overproduction will be valued at the weighted average price received simultaneously by all Parties for Gas disposed of in arm's length transactions. If no Party sold Gas when the overproduction occurred, then the price shall be the last price received by any Party making sales. A price determined for Gas production not sold by the Overproduced Party shall be deemed to have been constructively received by such Party.

     6.03 If any portion of the price which is to be paid to an Underproduced Party is subject to refund by any governmental authority, then the Overproduced Party may withhold the amount subject to refund until that portion of the price is finally approved. If any governmental agency requires an Overproduced Party to refund any portion of a price used to make payment hereunder, then the Underproduced Parties shall reimburse the Overproduced Parties for such refund, including any interest. This Paragraph 6.03 shall survive the termination of this Agreement.

     6.04 If an Overproduced Party sells or assigns any or all of its interest to an independent, un-affiliated third party which is subject to the terms hereof, the selling/assigning party shall immediately make a cash settlement in accordance with this Article VI to any Underproduced Parties in proportion to the volume which such party is underproduced to the total underproduction of all parties to the Well.

                 ARTICLE VII - COSTS AND OWNERSHIP OF LIQUIDS
                               ------------------------------

     All operating costs, expenses and liabilities shall be borne and paid by the Parties in accordance with the provisions of the Operating Agreement, regardless of which Parties are disposing of Gas from a Well at any given time. Liquid hydrocarbons of a well separated from the Gas upstream of the Measurement Point shall be owned by all Parties in accordance with their Percentage Ownership in the Well.

                           ARTICLE VIII - INDEMNITY
                                          ---------

     Each Party hereby indemnifies and agrees to hold the other Parties harmless from all claims, costs and liabilities arising out of the operation of this Agreement and the performance of obligations hereunder by the indemnifying Party.

                     ARTICLE IX - PAYMENT OF LEASE BURDENS
                                  ------------------------

     Each Party shall be responsible for and shall pay or cause to be paid all royalties, production payments and other similar burdens due on its Percentage Ownership of Gas production from a Well and shall hold the other Parties free from any liability therefore. The Parties disposing of Gas from a Well shall pay or cause to be paid all production, severance, ad valorem or any other taxes, fees or levies on such production.

                          ARTICLE X - BINDING EFFECT
                                      --------------

     10.1 This agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement shall be effective only if it is executed by all Parties with a Percentage Ownership in the Well. This agreement may be executed in multiple counterparts.

                             ARTICLE XI - NOTICES
                                          -------

     Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed given only when received by the Party to whom the same is directed at the addresses and in the manner then provided under the Operating Agreement.

IN WITNESS HEREOF the Parties hereto have cause this Agreement to be duly signed and sealed in duplicate originals.

                             ARTICLE XI - NOTICES
                                          -------

     Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator shall not award punitive damages in settlement of any controversy or claim.

IN WITNESS HEREOF the Parties hereto have caused this Agreement to be duly signed and sealed in duplicate originals.

                                   OPERATOR
                                   --------

By: ___________________________________      By: ______________________________

                                NON-OPERATOR(S)
                                ---------------


                                             By: _______________________________

                                  EXHIBIT "F"

Attached to and made a part of that Joint Operating Agreement dated December 1, 1998, by and between Production Specialties Company as Operator and Celsius Energy Company, Vaughan Exploration Inc., Sunset Exploration, Inc., BOBSAC, LLC, Brothers Oil and Gas, and Vaughan Production Company as Non-Operators.

Unless exempted by Federal law, regulation or order, the following terms and conditions shall apply during the performance of this contract:


                           EQUAL OPPORTUNITY CLAUSE

A.   During the performance of this contract, the OPERATOR agrees as follows:

     1) The OPERATOR will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The OPERATOR will take affirmative action to ensure that applicants are employed and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: Employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training, including apprenticeship. The OPERATOR agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the contracting officer setting forth the provisions of this nondiscrimination clause.

     2) The OPERATOR will, in all solicitations or advertisements for employees placed by or on behalf of the OPERATOR, state that all qualified applicants will receive consideration for employment without regard to race, color, religion, sex, or national origin.

     3) The OPERATOR will send to each labor union or representative of workers with which he has a collective bargaining agreement or other contract or understanding, a notice to be provided by the agency contracting officer, advising the labor union or workers' representative of the OPERATOR'S commitments under Section 202 of the Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

     4) The OPERATOR will comply with all provisions of Executive Order 11246 of September 24, 1965, and of the rules, regulations, and relevant orders of the Secretary of Labor.

     5) The OPERATOR will furnish all information and reports required by Executive Order 11246 of September 24, 1965, and by the rules, regulations and orders of the Secretary of Labor, or pursuant thereto, and will permit access to his books, records, and accounts by the contracting agency and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations and orders.

     6) In the event of the OPERATOR'S noncompliance with the nondiscrimination clauses of this Agreement or with any of such rules, regulations or orders, this Agreement may be cancelled, terminated or suspended in whole or in part and the OPERATOR may be declared ineligible for further Government contracts in accordance with procedures authorized in Executive Order 11246 of September 24, 1965, and such sanctions as may be imposed and remedies invoked as provided in Executive Order 12246 of September 24, 1965, or by rule, regulation or order of the Secretary of Labor, or as otherwise provided by law.

     7) The OPERATOR will include the provisions of paragraphs (1) through (7) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to
          Section 204 of Executive Order 11246 of September 24, 1965, so that such provisions will be binding upon each subcontractor or vendor. The OPERATOR will take such action with respect to any subcontract or purchase order as the contracting agency may direct as a means of enforcing such provisions including sanctions for noncompliance:
          Provided however, that in the event the OPERATOR becomes involved in
          ----------------
          or is threatened with litigation with a subcontractor or vendor as a result of such direction by the contracting agency, the OPERATOR may request the United States to enter into such litigation to protect the interests of the United States.

B. If required to do so by Federal law, regulation, or order, OPERATOR agrees that he shall:

     1) File with the Office of Federal Contract Compliance or agency designated by it, a complete and accurate report on Standard Form 100 (EEO-1) within 30 days after the signing of this Agreement (unless such a report has been filed in the last 12 months), and continue to file such reports annually, on or before March 31st;

     2) Develop and maintain a written affirmative action compliance program for each of its establishments in accordance with the regulations of the Secretary of Labor promulgated under Executive Order 11246, as amended.

                    CERTIFICATE OF NONSEGREGATED FACILITIES

OPERATOR certifies that he does not and will not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not and will not permit his employees to perform their services at any location, under his control, where segregated facilities are maintained. OPERATOR understands that the phrase "segregated facilities" includes facilities which are in fact segregated on a basis of race, color, creed, or national origin, because of habit, local custom or otherwise. OPERATOR understands and agrees that maintaining or providing segregated facilities for his employees or permitting his employees to perform their services at any locations, under his control, where segregated facilities are maintained is a violation of the Equal Opportunity Clause required by Executive Order No. 11246 of September 24, 1965, and the regulations of the Secretary of Labor set out in 41 CFR Chapter 60. OPERATOR further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will obtain identical certifications from proposed subcontractors prior to the award of subcontractors exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity Clause; that it will retain such certifications in its files, and that it will forward the following notice to such proposed subcontractors (except where the proposed subcontractors have submitted identical certifications for specific time periods):

     NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR
     CERTIFICATIONS OF NONSEGREGATED FACILITIES:

A Certification of Nonsegregated Facilities as required by the May 9, 1967, order on Elimination of Segregated Facilities, by the Secretary of Labor (32 F.
R. 7439, May 19, 1967), and as required by the regulations of the Secretary of Labor set out in 41 CFR Chapter 60, and as they may be amended, must be submitted prior to the award of a subcontract exceeding $10,000 which is not exempt from the provisions of the Equal Opportunity Clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semi-annually, or annually).

                     EXECUTIVE ORDER 11598, 41, CFR 50-250
                        LISTING JOB VACANCIES WITH THE
                    FEDERAL STATE EMPLOYMENT SERVICE SYSTEM

"As provided by 41 CFR 50-250, the contractor agrees that all employment openings of the contractor which exist at the time of the execution of the contract, and those which occur during the performance of this contract, including those not generated by the contract and including those occurring at an establishment of the contractor other than the one wherein the contract is being performed but excluding those of independently operated corporate affiliates, shall to the maximum extent feasible, be offered for listing at an appropriate local office of the State Employment Service System wherein the opening occurs and to provide such periodic reports to such local office regarding employment openings and hires as may be required; provided, that this provision shall not apply to openings which the contractor fills from within the contractor's organization or are filled pursuant to a customary and traditional employer-union hiring arrangement and that the listing of employment openings shall involve only the normal obligations which attach to the placing of job orders."

"The contractor agrees further to place the above provision in any subcontract directly under this contract."

"The above two clauses shall not be operative when the contract or subcontract is for an amount less than $10,000, or which will generate less than 400 man-days of employment within the contractor's or subcontractor's organization or when the provisions of 41, CFR 50-250 are not otherwise applicable hereto. Each man-day consists of any day during which an employee performs more than one hour of work."